UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Simon Property Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LIVE
WORK
PLAY
STAY
SHOP

Novelis
NOBU
LIFE TIME
LIFE TIME WORK
LIFE TIME WORK
PHIPPS PLAZA

Dear Fellow Shareholders,
Please join me and the Board of Directors at our 2023 Annual Meeting of Shareholders on May 4, 2023, at 8:30 a.m. Eastern Daylight Time at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.
We are pleased to furnish proxy materials to our shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our 2023 Annual Meeting.
I am pleased with our 2022 results and how we have positioned Simon Property Group for future prosperity. We believe we have proven on many fronts that we can handle adversity and bumps in the road. This is our 30th year as a public company, and over the last 30 years our portfolio has grown significantly, our scale and quality have dramatically increased, and we augmented our real estate with an additional platform that includes opportunistic investments in leading companies and brands involved in retail operations, intellectual property assets and licensing, e-commerce marketplaces and recently, asset and investment management businesses. I am proud of the growth, financial performance and operating successes of the last 30 years.
I would like to thank our employees for their tireless hard work and dedication and you, our shareholders, for your continued interest and support of our Company.
Whether or not you plan to attend the 2023 Annual Meeting in person, please read the Proxy Statement and vote your shares. Instructions for voting by mail, Internet and telephone are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board’s recommendations. Our 2022 Annual Report to Shareholders accompanies, but is not part of, or incorporated into, the Proxy Statement.
Sincerely,
David Simon
Chairman of the Board, Chief Executive Officer and President
March 23, 2023

SIMON PROPERTY GROUP, INC.
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
When:	Thursday, May 4, 2023 at 8:30 a.m. Eastern Daylight Time
Where:	Simon Property Group Headquarters, 225 W. Washington St., Indianapolis, IN 46204
Record Date:	March 15, 2023
Dear Fellow Shareholders:
On or about March 24, 2023, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Shareholders (the “Notice”) is first being mailed to our shareholders of record as of March 15, 2023 (the “Record Date”) and our proxy materials are first being posted on the website www.proxyvote.com. As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. Shareholders as of the Record Date are invited to attend the 2023 Annual Meeting, but if you are not able to attend, please vote in advance of the meeting by using one of the methods which are described in both this Proxy Statement and the Notice. Please be aware that our 2022 Annual Report to Shareholders accompanies, but is not a part of, or incorporated into, this Proxy Statement.
Items of Business		Board Voting Recommendation
1.	Elect the 13 director nominees named in this Proxy Statement, including 3 directors to be elected by the voting trustees who vote the Class B common stock	FOR each of the nominees
2.	Advisory vote to approve the compensation of our Named Executive Officers	FOR
3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	FOR
4.	Advisory vote on the frequency of executive compensation advisory votes	FOR one year
5.	Other business as may properly come before the meeting or any adjournments or postponements of the meeting
By Order of the Board of Directors,
Steven E. Fivel
General Counsel and Secretary
March 23, 2023

2		PROXY SUMMARY
6		CORPORATE GOVERNANCE
	6	Board Leadership
	7	Director Characteristics, Skills and Experience Matrix
	8	Policies on Corporate Governance
	8	Director Independence
	8	The Board’s Role in Oversight of Risk Management
	9	Majority Vote Standard for Election of Directors in Uncontested Elections
	9	Nominations for Directors
	10	Communications with the Board
	10	Shareholder Engagement and Outreach
	11	Transactions With Related Persons
	11	Transactions With the Simons
	13	Meetings and Committees of the Board
	14	Committee Function and Membership
	17	Director Compensation
19		PROPOSAL 1: ELECTION OF DIRECTORS
	19	Nominees for Director to Be Elected by Holders of Voting Shares
	30	Nominees for Director to Be Elected by the Voting Trustees Who Vote the Class B Common Stock
	33	Ownership of Equity Securities of the Company
36		PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
37		COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
38		COMPENSATION DISCUSSION AND ANALYSIS
	38	Executive Summary
	39	Objectives of Our Executive Compensation Program
	40	Our Executive Compensation Program
	41	Executive Compensation Approach and Process
	44	Company Peer Group and Compensation Assessment
	47	2022 Say-on-Pay Vote
	48	Elements of Executive Compensation in 2022
	54	Other Elements of Compensation
	54	Other Policies
	56	How LTIP Units Work
	56	Select Compensation Decisions for 2023
58		EXECUTIVE COMPENSATION TABLES
	58	Summary Compensation Table
	60	Grants of Plan Based Awards in 2022
	61	Outstanding Equity Awards At 2022 Fiscal Year End
	63	Option Exercises and Stock Vested in 2022
	63	Nonqualified Deferred Compensation in 2022
	65	Estimated Post-Employment Payments Under Alternative Termination Scenarios

67		2022 PAY RATIO DISCLOSURE
69		EQUITY COMPENSATION PLAN INFORMATION
70		Pay Versus Performance
74		ASSESSMENT OF COMPENSATION-RELATED RISKS
75		PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
76		REPORT OF THE AUDIT COMMITTEE
79		PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES
80		SUSTAINABILITY
81		ADDITIONAL INFORMATION
	81	Annual Report
	81	Shareholder Proposals at Our 2024 Annual Meeting
	81	Proxy Access
	82	Where You Can Find More Information
	82	Incorporation by Reference
83		FREQUENTLY ASKED QUESTIONS AND ANSWERS

This Proxy Statement and accompanying proxy card are being made available to shareholders on or about March 24, 2023, in connection with the solicitation by the Board of Directors (the “Board”) of Simon Property Group, Inc. (“Simon Property Group”, “Simon”, “SPG”, “we”, “us”, “our” or the “Company”) of proxies to be voted at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) to be held at the corporate headquarters of the Company located at 225 W. Washington Street, Indianapolis, Indiana 46204 on May 4, 2023, at 8:30 a.m. Eastern Daylight Time. As required by rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2022 Annual Report to Shareholders (which includes our Form 10-K for the fiscal year ended December 31, 2022) (the “Annual Report”) available to shareholders electronically via the Internet. In addition, SPG is using the SEC’s “Notice and Access” rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 24, 2023, the Company will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders which will contain instructions on how to access this Proxy Statement and the Annual Report via the Internet, how to vote online, by QR code, or by telephone, and how to receive paper copies of the documents and a proxy card.
PLEASE VOTE
It is very important that you vote to play a part in the future of Simon. New York Stock Exchange (“NYSE”) rules provide that if your shares are held through a broker, bank, or other nominee, they cannot vote on your behalf on non-discretionary matters without your instruction.
You may vote using any of the following methods:
•
In advance:

◦
Internet: Go to www.proxyvote.com until 11:59 p.m. EDT on May 3, 2023

◦
Telephone: Call 1-800-690-6903 until 11:59 p.m. EDT on May 3, 2023

◦
Mail: Complete, sign, and return your proxy or voting instruction card

• QR Code: Scan the QR code that appears here

•
In person during the meeting: Vote in person by ballot at the 2023 Annual Meeting

SIGN UP FOR FUTURE ELECTRONIC DELIVERY TO SUPPORT SUSTAINABILITY
The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery of our proxy materials. To sign up for electronic delivery, please visit www.proxyvote.com with your proxy card, which contains your control number, in-hand, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years. The Simon Youth Foundation is a national 501(c)(3) nonprofit committed to helping students graduate by partnering with public school districts to help curb the dropout epidemic and awarding scholarships to students.

2023 Proxy Statement| 1

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Proposals Which Require Your Vote
PROPOSAL	MORE INFORMATION	BOARD RECOMMENDATION	BROKER NON-VOTES	ABSTENTIONS	VOTES REQUIRED FOR APPROVAL
1 Elect the ten (10) independent director nominees named in this Proxy Statement	Page 19	FOR ALL NOMINEES	Do not impact outcome.	Do not impact outcome.	More votes FOR than AGAINST. Under our By-Laws, an incumbent nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.
2 Advisory vote to approve the compensation of our Named Executive Officers	Page 36	FOR	Do not impact outcome.	Do not impact outcome.	Affirmative vote of the majority of votes cast.
3 Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	Page 75	FOR	N/A	Do not impact outcome.	Affirmative vote of the majority of votes cast.
4 Advisory vote on the frequency of executive compensation advisory votes	Page 79	FOR ONE YEAR	Do not impact outcome.	Do not impact outcome.	Frequency receiving the greatest number of votes (i.e. every one, two or three years) will be considered the recommendation of the shareholders.

2 |investors.simon.com

Summary of 2022 Financial Performance
This summary provides highlights of select Company financial and performance information. For more complete information regarding the Company’s 2022 performance, you should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, and Current Report on Form 8-K furnished to the SEC on February 6, 2023.
2022 was a very successful and productive year for Simon Property Group. Consolidated revenues increased more than 3% to $5.29 billion and consolidated net income was $2.45 billion. We generated funds from operations (“FFO”) of  $4.48 billion or $11.95 per share. We executed over 14 million square feet of leases, completed 14 redevelopment and densification projects and opened a new Premium Outlet in Japan. We continue to strengthen our portfolio through our innovative and disciplined investment activities that will allow us to continue to deliver long-term cash flow growth. Please see “Where Do I Find Reconciliation of Non-GAAP Terms to GAAP Terms?” in the section of this Proxy Statement titled “Frequently Asked Questions and Answers” on page 88.

2023 Proxy Statement| 3

In calendar year 2022, we declared common stock cash dividends of  $6.90 per share, a nearly 18% increase over the amount in 2021. In 2022, we returned $2.8 billion to shareholders in cash dividends and share repurchases.
In 2022, consolidated revenue was $5.29 billion, up from $5.12 billion in 2021.

4 |investors.simon.com

In 2022, our beneficial interest of Combined Net Operating Income (“NOI”) increased to $6.06 billion from $5.99 billion in 2021.
Corporate Governance Highlights
Simon’s Board is committed to good corporate governance that promotes the long-term interests of shareholders, including oversight of management’s identification, assessment, and mitigation of enterprise risks to which the Company is susceptible.
We believe that our Board membership is both balanced and diverse in experience, qualifications, skills, professional background, perspectives, and expertise and that the range of tenures of our directors creates a synergy between institutional knowledge and new perspectives.

BOARD REFRESHMENT AND DIVERSITY
•
80% of our Board is independent.

•
30% of our nominated independent directors are female.

•
33% of our nominated independent directors who responded, self-identify as ethnically diverse.

•
Over the last seven years, 5 new independent directors have joined our Board.

•
50% of our nominated independent directors have been on the Board fewer than seven years.

•
4 of the last 5 independent directors to join our Board are women and/or ethnically diverse.

2023 Proxy Statement| 5

CORPORATE GOVERNANCE

Board Leadership
DAVID SIMON Chairman, Chief Executive Officer and President	LARRY C. GLASSCOCK Lead Independent Director

Mr. David Simon has served since 2007 as the Chairman and Chief Executive Officer (“CEO”) and since February 15, 2019, also as our President. The Board believes that having Mr. David Simon fill these leadership roles is an appropriate and efficient leadership structure.

In March of 2014, Larry C. Glasscock was appointed by our independent directors to serve as our Lead Independent Director. The Lead Independent Director performs the duties specified in the Governance Principles described below and such other duties as are assigned from time to time by the independent directors of the Board. We believe that our Lead Independent Director is performing his duties in an effective manner.

Together, our CEO and Lead Independent Director deliver clear leadership, effective decision-making, and a cohesive corporate strategy for the Company.
Lead Independent Director Duties And Responsibilities
Under our Governance Principles, the Lead Independent Director is empowered to:
•
preside at all meetings of the Board at which the Chairman of the Board (“Chairman”) is not present, including executive sessions of the independent directors;

•
serve as a liaison between the Chairman and the independent directors, including by facilitating communication and sharing of views between the independent directors and the Chairman;

•
approve materials sent to the Board and advise on such information;

•
approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas;

•
approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items and coordinate with the Chairman with respect to developing such schedules;

•
call meetings of the independent directors;

•
if requested by major shareholders, ensure that he or she is available for consultation and direct communication; and

•
retain outside advisors and consultants to report directly to the Board on Board-wide matters.

6 |investors.simon.com

The Board Believes that its Members Should:
•
exhibit high standards of independent judgment and integrity;

•
have diverse experiences and backgrounds, including racial and gender diversity;

•
have a strong record of achievements;

•
have an understanding of our business and the competitive environment in which we operate; and

•
be committed to enhancing shareholder value on a long-term basis and have sufficient time to carry out their duties.

In addition, the Board has determined that the Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that the professional skills and experiences set forth in the matrix below are important, and when carrying out its board refreshment strategy looks for independent director candidates who have skills and experience that complement those of the existing directors.
Director Characteristics, Skills and Experience Matrix(1)(2)
	G. AEPPEL	L. GLASSCOCK	K. HORN	A. HUBBARD	R. LEIBOWITZ	R. LEWIS	G. RODKIN	P. ROE	S. SELIG	D. SMITH	J. A. SMITH	M. STEWART	D. SIMON	R. SOKOLOV	H. SIMON
Financial/Accounting Literacy	•	•	•	•	•	•	•	•	•	•	•	•	•
Capital Markets Experience	•	•	•		•				•		•	•	•	•
Real Estate Development / Management Experience	•	•			•			•	•		•		•	•	•
Executive Leadership	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Risk Management	•	•			•	•	•		•	•	•	•	•	•	•
Marketing / Brand Management / Consumer Focus	•	•		•			•	•		•				•
Retail Distribution							•	•	•	•			•	•
Technology						•	•	•			•		•
Human Capital Management		•			•		•			•	•	•
International Business Experience	•		•			•	•	•	•	•			•		•
Public Policy/Government Experience			•	•					•
Corporate Governance	•	•	•		•	•	•	•	•	•	•	•	•
Sustainability		•						•
Gender (Voluntarily disclosed)
Male		•		•	•	•	•		•	•	•		•	•	•
Female	•		•					•				•
Race/Ethnicity (voluntarily disclosed)
White/Caucasian	•	•	•	•			•		•	•	•		•	•	•
Hispanic/Latino												•
Asian								•
African American						•

(1)
Karen N. Horn, Ph.D and J. Albert Smith, Jr. will be retiring from the Board of Directors, effective May 4, 2023.

(2)
Randall J. Lewis was appointed to the Board of Directors on March 20, 2023.

2023 Proxy Statement| 7

Policies on Corporate Governance
Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders and to enhance the creation of long-term shareholder value. Each year, the Governance and Nominating Committee reviews our Governance Principles, which are available at governanceprinciples.simon.com, and recommends to the Board any suggested modifications. Also, the Audit Committee obtains reports from management and the leader of the Company’s Audit Services function confirming that the Company and its subsidiaries are operating in conformity with the Company’s Code of Business Conduct and Ethics, which can be found at codeofconduct.simon.com, and advises the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Ethics. In addition, each of the Board’s standing committees reviews its written charter on an annual basis to consider whether any changes are required. These charters are located on our website at committeecomposition.simon.com. In addition to clicking on the preceding links, the current version of each of these documents is available by visiting www.simon.com and navigating to “Governance” by clicking on “Investors,” or by requesting a printed copy without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.
We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.
Director Independence
The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of  “independent” contained in the NYSE Listed Company Manual and other applicable laws, rules and regulations in effect from time to time regarding director independence. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. The Board has affirmatively determined that each person nominated by the Board for election as a director by the holders of voting shares of the Company’s common stock and listed in this Proxy Statement meets these standards and is independent.
Ten of our director nominees are independent under the requirements of the NYSE. All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation and Human Capital Committee are independent directors under the listing requirements and rules of the NYSE and other applicable laws, rules, and regulations.
Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon, our Class B directors, are our employees and are not independent directors.
The Board’s Role in Oversight of Risk Management
While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks we face. The Board has delegated to the Audit Committee primary oversight of the Company’s Enterprise Risk Management Program and the Audit Committee provides regular reports to the full Board on it. In February 2021, the Audit Committee amended its Charter to expressly include as part of its responsibilities its oversight of the Company’s Enterprise Risk Management Program and of cybersecurity.
Our Company-wide Enterprise Risk Management Program identifies and assesses the major risks we face and includes the development of strategies for controlling, mitigating, and monitoring those risks. As part

8 |investors.simon.com

of this process, every year in the fourth quarter, on behalf of the Audit Committee, the Company’s internal Audit Services function reviews and assesses the Company’s Enterprise Risk Management Program, including how risks are identified, managed, measured, monitored and reported. The identified risks and risk mitigation strategies are validated with management and presented to the Audit Committee and the Company’s independent auditors for their review during the first quarter of the following year. These risks and the Company’s mitigation efforts are monitored throughout the year.
Our Audit Services leadership is responsible for supervising the Enterprise Risk Management Program described above, and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee also discusses our identified financial and operational risks with our CEO and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks. In addition, as part of its oversight of risk management, the Audit Committee reviews the Company’s cybersecurity and other information security risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls.
The Compensation and Human Capital Committee is responsible for overseeing risks relating to our compensation policies and practices. Specifically, the Compensation and Human Capital Committee oversees the design of incentive compensation arrangements for our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.
Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.
Majority Vote Standard for Election of Directors in Uncontested Elections
Our Amended and Restated By-Laws (the “By-Laws”) provide for a majority of votes cast standard for the election of directors in an uncontested election. The majority of votes cast standard for purposes of the election of director nominees means that in order for a director to be elected, the number of votes cast FOR a director’s election must exceed the number of votes cast AGAINST that director’s election. Any incumbent director who, in an uncontested election, receives a greater number of AGAINST votes than FOR votes must promptly tender his or her resignation to the Board, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it or take a different action. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions. The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board’s decision by a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days after the shareholders’ vote has been certified.
In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.
Nominations for Directors
The Governance and Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a director candidate in this manner should send

2023 Proxy Statement| 9

such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating Committee. Any such recommendation shall include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, the addresses and telephone numbers for contacting the shareholder and the candidate for more information and the other information required by Section 1.10 of our By-Laws. A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than either recommend the individual to the Governance and Nominating Committee as a nominee or utilize the proxy access process described below and set forth in Section 1.11 of our By-Laws, shall comply with the advance notice requirements for shareholder nominations set forth in Section 1.10 of our By-Laws.
Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. In 2016, we amended our Governance Principles to clearly reflect and communicate the Board’s long-standing diversity goals, including, without limitation, the pursuit of racial and gender diversity, taking into account the skills and other attributes the Board believes are required for any new director. Our Governance Principles further provide that if our directors simultaneously serve on more than four boards of public companies, including our Board, then the Board or Governance and Nominating Committee must determine that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of our Board. Currently, only two of our independent directors serve on more than one other public company board. We believe that each of our independent directors is able to devote the necessary time to meet their Board commitments to the Company. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities, including those set forth in our Director Skills and Experience Matrix on page 7. Although we do not have term limits or a mandatory retirement age for our directors, we do believe that periodic board refreshment is beneficial. Consistent with this belief, in the last five years we have appointed three new directors, each of whom self identify as ethnically diverse and two of whom are female directors. Two of our longest serving directors have announced that they will be retiring from the Board effective May 4, 2023. Evidencing our commitment to thoughtful refreshment, we will continue to evaluate additional candidates with applicable qualifications and diverse experiences and backgrounds, all in furtherance of our Governance Principals.
Communications with the Board
The Board has implemented a process by which our shareholders and other interested parties may communicate with one or more members of our Board, its committees, the Lead Independent Director, or the independent directors as a group. Interested parties can send any such communication to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.
Shareholder Engagement and Outreach
The Company welcomes communication from its shareholders and has routinely made certain of its senior executives and independent directors available when shareholders have requested meetings to discuss a

10 |investors.simon.com

variety of topics. The Company continued to engage with shareholders representing over 50% of the shares outstanding and entitled to vote at the 2023 Annual Meeting, in 2022 and early 2023 concerning, among other things, executive compensation and sustainability. In addition, our executive officers and certain independent members of our Board continually listened to and considered the input received from shareholders (in face-to-face discussions, conference calls, and/or written communication).
Transactions with Related Persons
On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has or will have an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Governance section of our website at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, had, has or will have a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Governance section of our website at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Restated Certificate of Incorporation requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family. Our Restated Certificate of Incorporation further requires that transactions involving the Company, individually or in our capacity as general partner of our subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such independent directors. We currently have twelve independent directors serving on the Board.
Our General Counsel is charged with reviewing any conflict of interest involving any other employee.
Transactions with the Simons
Shopping Center Management and MSA Operations
Since 1993, we have managed two shopping centers owned by entities in which Mr. David Simon and Mr. Herbert Simon have ownership interests, for which we received a fee of  $3,782,693 in 2022 pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs.
We provide office space and support services to Melvin Simon & Associates, Inc. (“MSA”), a related party, for which we received a fee of  $850,000 in 2022. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders. Please see footnote 4 to the Principal Shareholders Table on page 35 of this Proxy Statement for additional information on MSA.
Aircraft Reimbursement and Payments
DS Aviation, LLC (“DS Aviation”), an entity which is beneficially owned by Mr. David Simon, owns an aircraft (the “DS Aircraft”) which was used in 2022, in part, by the Company, for business purposes, pursuant to a lease agreement. The total amount payable in 2022 to DS Aviation was $3,489,441 under the lease.

2023 Proxy Statement| 11

In addition, Simon Hangar, LLC (“Hangar”), an entity which is beneficially owned by Mr. Herbert Simon, received $54,000 relating to the Company’s business use of the DS Aircraft, pursuant to a management services agreement. The Company also reimbursed DS Aviation $71,770 for the temporary use of Mr. Herbert Simon’s aircraft for business purposes.
The foregoing amounts charged to or reimbursed by the Company are less than the total actual cost per hour of operating the aircraft and are substantially less than the cost of chartering equivalent aircraft from unrelated third parties, based on a 2022 review and study of third-party market providers of such services and a review of actual costs incurred.
HS Arrow, LLC, (“HS Arrow”), an entity beneficially owned by Mr. Herbert Simon, owns an aircraft (the “HS Aircraft”) which was used, in part, for Company related business in 2022. The Company reimbursed Mr. Herbert Simon a fixed annual amount of  $250,000 for the Company’s business use of the HS Aircraft in 2022 pursuant to a reimbursement agreement. Such reimbursement includes all costs, fees, charges and expenses incurred by HS Arrow with respect to the Company’s use of the aircraft by Mr. Herbert Simon.
These agreements were unanimously approved by the Board of Directors upon recommendation of the Company’s General Counsel and the Audit Committee of the Board of Directors.
Terms of Employment of Mr. Eli Simon
Mr. Eli Simon is Senior Vice President of Corporate Investments and the son of Mr. David Simon. In 2022, the Company paid Mr. Eli Simon a base salary of  $450,000 and a bonus of  $500,000 under the Company’s Annual Incentive Compensation Plan. In March 2022, the Company also awarded Mr. Eli Simon participation in the 2022 Corporate Incentive Compensation Plan (“ICP”), which has a maximum opportunity of  $500,000. Additionally, he was awarded an opportunity to participate in the 2022-2024 performance-based LTIP. Mr. Eli Simon’s participation in the program has a maximum opportunity of 7,210 LTIP units and 2,403 RSUs. In February 2022, he also received an OPI Incentive in the amount of $1,500,000. See page 52 of this Proxy Statement for a description of the OPI Incentives.
The foregoing employment arrangements have been reviewed and approved by the Compensation Committee and the independent directors of the Board of Directors.

12 |investors.simon.com

Meetings and Committees of the Board
Meetings and Attendance
Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO, other executive officers, and our Lead Independent Director, by reviewing materials provided to them concerning the business, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of shareholders.
•
All of our directors attended the 2022 annual meeting. During 2022, the Board met five times, including four in-person meetings and one video conference meeting.

•
All of our directors participated in more than 75% of the aggregate number of meetings of the Board and the committees on which they served in 2022.

During 2022, the independent directors met in executive session without management present in connection with each regularly scheduled Board meeting, in person for four meetings and once by video conference. The Lead Independent Director presided over all of these meetings.
The Board’s Lead Independent Director is appointed by the independent members of the Board, and the responsibilities of the Lead Independent Director are discussed in “Board Leadership” in the “Corporate Governance” section of this Proxy Statement on page 6.

2023 Proxy Statement| 13

Committee Function and Membership

MEMBERS
•
J. Albert Smith, Jr. (Chair)(1)

•
Larry C. Glasscock

•
Reuben S. Leibowitz

•
Stefan M. Selig

•
Marta R. Stewart

AUDIT COMMITTEE CHARTER
The Audit Committee charter is available on our website at: investors.simon.com/
corporate-governance/
committee-composition.
THE AUDIT COMMITTEE REPORT IS ON PAGE 76.
AUDIT COMMITTEE	Meetings in 2022 9

ALL MEMBERS ARE INDEPENDENT
ALL MEMBERS ARE “AUDIT COMMITTEE FINANCIAL EXPERTS” AS DEFINED BY    THE RULES OF THE SEC
FUNCTION, AUTHORITY AND PRIMARY RESPONSIBILITIES
•
Assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

•
Oversees the Company’s Enterprise Risk Management Program, and cybersecurity preparedness.

•
Sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof.

•
Authority to retain legal, accounting or other advisors.

•
Reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls.

•
Issues the report on its activities which appears in this Proxy Statement.

•
Oversees and discusses with management the Company’s annual disclosure of its sustainability, including ESG matters and efforts in the form of an annual sustainability report.

•
The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC.

(1)
Will be retiring from the Board of Directors effective May 4, 2023.

14 |investors.simon.com

MEMBERS
•
Reuben S. Leibowitz (Chair)

•
Allan Hubbard

•
Stefan M. Selig

•
Daniel C. Smith, Ph.D.

•
J. Albert Smith, Jr.(1)

COMMITTEE CHARTER
The Compensation and Human Capital Committee charter is available on our website at: investors.simon.com/
corporate-governance/
committee-composition.
THE COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT IS ON PAGE 37.
COMPENSATION AND HUMAN CAPITAL COMMITTEE	Meetings in 2022 9

ALL MEMBERS ARE INDEPENDENT
FUNCTION, AUTHORITY AND PRIMARY RESPONSIBILITIES
•
Sets remuneration levels for our executive officers.

•
Reviews significant employee benefit programs.

•
Establishes and administers our executive compensation program and our stock incentive plan.

•
Reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our Annual Report and Proxy Statement.

•
Issues the report on its activities which appears in this Proxy Statement.

•
Oversees human capital management, including but not limited to management succession planning, diversity, equity and inclusion (“DEI”), and talent development.

•
Periodically reviews and makes recommendations to the Board, as appropriate, with respect to certain of the Company’s human capital management strategies and policies, including with respect to matters such as DEI, management succession planning, workplace environment and culture, and talent recruitment, development and retention.

•
Authorized to delegate authority to subcommittees of directors or designated executive officers for any matter that does not affect the compensation of executive officers.

•
Authorized to retain the advice and assistance of compensation consultants and legal, accounting, or other advisors.

◦
Has retained its current consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), since 2011.
◦
Semler Brossy does not provide any other services to management of the Company.
◦
Semler Brossy assists the Compensation and Human Capital Committee in the review and design of the Company’s executive compensation program.
•
The charter of the Compensation and Human Capital Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

◦
In 2022, no member of the Compensation and Human Capital Committee was an officer, employee, or former officer of the Company or any Company subsidiary or had any relationship under circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.
◦
In 2022, no Company executive officer served as a member of a compensation committee or as a director of another entity under circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.
COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
•
No member of the Compensation and Human Capital Committee during 2022 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.

(1)
Will be retiring from the Board of Directors effective May 4, 2023.

2023 Proxy Statement| 15

MEMBERS
•
Karen N. Horn, Ph.D. (Chair)(1)

•
Glyn F. Aeppel

•
Larry C. Glasscock

•
Allan Hubbard

•
Gary M. Rodkin

•
Peggy Fang Roe

COMMITTEE CHARTER
The Governance and Nominating Committee charter is available on our website at: investors.simon.com/
corporate-governance/
committee-composition.
GOVERNANCE AND NOMINATING COMMITTEE	Meetings in 2022 5

ALL MEMBERS ARE INDEPENDENT
FUNCTION, AUTHORITY AND PRIMARY RESPONSIBILITIES
•
Nominates persons to serve as directors in accordance with our Governance Principles, and prescribes appropriate qualifications for Board members.

•
Develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board’s performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors.

•
Responsible for screening director candidates, but may solicit advice from our CEO and other members of the Board.

•
Authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors.

•
Assists and generally advises the Board on ESG matters, including overseeing the Company’s ESG strategy and related goals and policies, and periodically reviewing with management the Company’s progress towards the achievement of such strategy and goals.

•
The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE and any other legal and regulatory requirements.

(1)
Will be retiring from the Board of Directors effective May 4, 2023.

16 |investors.simon.com

Director Compensation
Compensation of Independent Directors
The Board believes that competitive compensation arrangements are necessary to attract and retain qualified independent directors. On February 12, 2018, after conducting an extensive review, including analyzing the compensation practices of leading companies of similar size to the Company, under supervision of the Governance and Nominating Committee, and upon recommendation of the Compensation and Human Capital Committee’s independent compensation consultant, Semler Brossy, the Board approved changes to the compensation arrangements for independent directors of the Company. These were the first changes made to the overall compensation program for the Board’s independent directors since 2015.
The Company continues to compensate its independent directors through the use of annual retainers. After the independent directors are elected, the Company awards each independent director an annual cash retainer of  $110,000, paid quarterly, and makes a restricted stock award with a grant date value of $175,000 that vests on the first anniversary of the grant date. In addition to the annual cash and restricted stock retainers for service as a director described above, each independent director receives additional annual retainers based on his or her role(s) as a committee chairperson, a committee member or Lead Independent Director. The chairperson of the Audit Committee and the chairperson of the Compensation and Human Capital Committee each are paid an annual retainer of  $35,000. The chairperson of the Governance and Nominating Committee is paid an annual retainer of  $25,000. Each member of the Audit Committee and Compensation and Human Capital Committee is paid a $15,000 annual retainer. Each member of the Governance and Nominating Committee is paid a $10,000 annual retainer. The annual retainer for the Lead Independent Director is $50,000. These committee chairpersons, committee member and Lead Independent Director retainers are paid 50% in cash and 50% in restricted stock.
The Operating Partnership’s 2019 Stock Incentive Plan (the “2019 Plan”) provides that the aggregate grant date fair market value of equity awards that may be granted during any fiscal year to an independent director shall not exceed $750,000.
Director Stock Ownership Guidelines
We have a stringent stock retention policy that further aligns our directors’ financial interests with those of our shareholders. The Company believes that it is advisable for its independent directors to retain a fixed dollar amount of Company common stock as opposed to a fixed number of common shares. The stock ownership guidelines for each of the Company’s independent directors require that each independent director own $850,000 worth of common stock of the Company (or the equivalent amount of limited partnership units of the Operating Partnership) by no later than six years after the date he or she is elected to the Board. Stock options and unvested shares of restricted stock do not count toward this requirement. The ownership guidelines also require independent directors to hold shares acquired upon the vesting of restricted stock awards received as compensation for their service on the Board and its Committees, together with all dividends paid on such awards which are required to be utilized to purchase additional shares of the Company’s common stock, in the director account of the Company’s deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director. The Company’s deferred compensation plan is described in “Other Elements of Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 54.
Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at

2023 Proxy Statement| 17

which time he or she will have the following six-year period to comply with the ownership guidelines. The Board may grant exceptions on a case by case basis.
As of March 15, 2023, all independent directors of the Board have met or, within the applicable period, are expected to meet, these stock ownership guidelines.
Additionally, directors are subject to limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.
2022 Independent Director Compensation
The following table sets forth information regarding the compensation we paid to our independent directors for 2022:
NAME(1)	FEES EARNED OR PAID IN CASH	STOCK AWARDS(2)	TOTAL
Glyn F. Aeppel	$115,000	$163,525	$278,525
Larry C. Glasscock	$147,500	$193,021	$340,521
Karen N. Horn, Ph.D.(3)	$122,500	$170,306	$292,806
Allan Hubbard	$122,500	$170,306	$292,806
Reuben S. Leibowitz	$135,000	$181,720	$316,720
Gary M. Rodkin	$115,000	$163,525	$278,525
Peggy Fang Roe	$114,451	$163,525	$277,976
Stefan M. Selig	$125,000	$172,679	$297,679
Daniel C. Smith, Ph.D.	$117,500	$165,786	$283,286
J. Albert Smith, Jr.(3)	$135,000	$181,720	$316,720
Marta R. Stewart	$117,500	$165,786	$283,286

(1)
As of December 31, 2022, the independent directors owned shares of restricted stock subject to vesting requirements in the following amounts: Glyn F. Aeppel—1,447; Larry C. Glasscock—1,708; Karen N. Horn, Ph.D.—1,507; Allan Hubbard—1,507; Reuben S. Leibowitz—1,608; Gary M. Rodkin—1,447; Peggy Fang Roe—1,447; Stefan M. Selig—1,528; Daniel C. Smith, Ph.D.—1,467; J. Albert Smith, Jr.—1,608; and Marta R. Stewart—1,467.

Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon, who were also directors during 2022, are not included in this table because they are not independent directors and did not receive any compensation for their service as directors. In 2022, Mr. Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation paid to Mr. David Simon as an executive officer of the Company is shown in the 2022 Summary Compensation Table on page 58 of this Proxy Statement.
(2)
Represents the ASC 718 grant date fair value of the restricted stock awarded to the directors, determined based on the closing price of our common stock as reported by the NYSE on the date of grant. Restricted stock granted to directors must be held in the director deferred compensation account, and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer his cash compensation in 2022.

(3)
Will be retiring from the Board of Directors effective May 4, 2023.

18 |investors.simon.com

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of fifteen members, two of whom will be retiring effective May 4, 2023. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following ten persons listed as “Nominees for Director to be Elected by Holders of Voting Shares.” All of the nominees are current directors.
We expect each nominee for election as a director named in this Proxy Statement will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.
The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.
Nominees for Director to be Elected by Holders of Voting Shares
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES:

2023 Proxy Statement| 19

Glyn F. Aeppel
Director since 2016	|	Governance and Nominating Committee

Glyn F. Aeppel, 64, is President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of Maui Land & Pineapple Company, Inc and also AvalonBay Communities, Inc., where she is a member of the nominating and governance committee and of the investment and finance committee. She also serves on the boards of Exclusive Resorts, LLC, Gilbane Inc., and Concord Hospitality Enterprises, all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc.
Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel has experience in both public and private companies focusing on the acquisition, operation and branding of hotel properties, including serving as Chief Investment Officer at Andre Balazs Properties and Executive Vice President, Acquisitions and Development, of Loews Hotel Corporation.
Other Current Public Company Directorships • AvalonBay Communities, Inc. • Maui Land & Pineapple Company, Inc.

20 |investors.simon.com

Larry C. Glasscock
Director since 2010	|	Lead Independent Director Audit Committee Governance and Nominating Committee

Larry C. Glasscock, 74, is the former Chairman of Anthem, Inc., a healthcare insurance company, now known as Elevance Health, Inc., from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock also previously served as a director of Anthem, Inc., as a director for Sprint Nextel Corporation until 2013, and as a director and non-executive chairman of Zimmer Biomet Holdings, Inc. until 2021. Mr. Glasscock currently is a director of Sysco Corporation, where he is the chairman of the corporate governance and nominating committee, a member of the executive committee, and a member of the compensation and leadership development committee.
Mr. Glasscock served as the Chief Executive Officer of the nation’s leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies. In addition, he worked in financial services for over 20 years and can identify meaningful metrics to assess a company’s performance. He also serves, and has served for over 15 years, as a director of other public companies. The Board has determined that Mr. Glasscock is an “audit committee financial expert.”
Other Current Public Company Directorships • Sysco Corporation Former Public Company Directorships within the Last Five Years • Zimmer Biomet Holdings, Inc.

2023 Proxy Statement| 21

Allan Hubbard
Director since 2009	|	Compensation and Human Capital Committee Governance and Nominating Committee

Allan Hubbard, 75, has served as Co-Founder and Chairman and Partner of E&A Companies, a privately-held holding company that acquires and operates established companies, since 1977. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President’s Council on Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of Acadia Healthcare, Anthem, Inc., PIMCO Equity Series, and PIMCO Equity Series VIT.
Mr. Hubbard has more than 30 years of experience as an entrepreneur, having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years, during which time he served on that board’s audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience, having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School.
Other Current Public Company Directorships • None

22 |investors.simon.com

Reuben S. Leibowitz
Director since 2005	|	Audit Committee Compensation and Human Capital Committee (Chair)

Reuben S. Leibowitz, 75, has served as Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of four other public companies.
Mr. Leibowitz led a major private equity firm’s real estate activities for many years and in that role was also responsible for implementing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform, having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. The Board has determined that Mr. Leibowitz is an “audit committee financial expert.”
Other Current Public Company Directorships • None

2023 Proxy Statement| 23

Randall J. Lewis
Director since 2023

Randall J. Lewis, 60, is the Managing Partner for Cleveland Avenue, LLC, a venture capital investment firm that invests in agrifood and beverage, related technologies, and life-style related technology investments. He joined Cleveland Avenue in 2020 and is responsible for leading transaction sourcing, due diligence, financial evaluation, and portfolio management of the firm’s portfolio investments. Prior to joining Cleveland Avenue, Mr. Lewis served his alma mater, Purdue University, as Executive Director for the Krannert Professional Development Center from 2013 to 2020.
He has over 35 years of finance, risk management, and operations experience. This includes his years with GE, Wells Fargo and Elevance Health, Inc. (Formerly Anthem). While working for these Fortune 500 companies, he held various senior executive roles, including Executive Vice President and Chief Compliance Officer, Executive Vice President and Chief Auditor, Managing Director of Corporate Development, and Chief Executive Officer for a start-up logistics firm which was sold.
Mr. Lewis obtained his Bachelor of Science degree in General Management/Accounting and MBA in Finance from Purdue University’s Krannert School of Management. He is also a Certified Public Accountant.
Other Current Public Company Directorships • None

24 |investors.simon.com

Gary M. Rodkin
Director since 2015	|	Governance and Nominating Committee

Gary M. Rodkin, 70, is a member of the board of directors of Rutgers University and the Chairman of Feeding America, a national network of food banks. He served as Chief Executive Officer and member of the board of ConAgra Foods, Inc. from 2005 until his retirement in May 2015. Mr. Rodkin was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America from February 2003 to June 2005. Mr. Rodkin joined PepsiCo in 1998, after it acquired Tropicana, where Mr. Rodkin had served as President since 1995. From 1979 to 1995, Mr. Rodkin held marketing and general management positions of increasing responsibility at General Mills, with his last three years at the company as President, Yoplait Colombo. Mr. Rodkin currently serves on the board of directors of McCormick & Company, Incorporated, where he is a member of the audit committee. He served as a director of ConAgra Foods, Inc. from 2005 to 2015 and Avon Products, Inc. from 2008 to 2016.
Mr. Rodkin has extensive experience in the leadership and management of a large, packaged food company and expertise in branding and marketing of food and food service operations globally as the former Chief Executive Officer of ConAgra Foods, Inc.
Other Current Public Company Directorships • McCormick & Company Incorporated

2023 Proxy Statement| 25

Peggy Fang Roe
Director since 2021	|	Governance and Nominating Committee

Peggy Fang Roe, 51, has served as Executive Vice President and Chief Customer Officer for Marriott International since 2023. Ms. Roe is responsible for developing and executing key aspects of Marriott’s global consumer strategy, bringing together brand, marketing, design, data, and loyalty to drive an integrated, end-to-end customer experience. Ms. Roe is responsible for Marriott’s Global Customer Strategy, Data and AI, Global Brand and Marketing, The Marriott Bonvoy Loyalty Program and Global Design and Innovation. Ms. Roe joined Marriott International in 2003 and has served in several positions before being named Executive Vice President and Chief Customer Officer, including, Global Officer, Customer Experience, Loyalty & New Ventures, Chief Sales and Marketing Officer Asia Pacific, Global Operations, Global Brand Marketing and Brand Management. She is the Executive Sponsor of the Women’s Associate Resource Group at Marriott International and served as a board member of the Hong Kong chapter of the Asian University of Women in Bangladesh. Ms. Roe currently serves as the Board Chair for the Marriott – Alibaba joint venture.
Ms. Roe has more than 19 years of experience in the hotel industry and serves as EVP and Chief Customer Officer, for one of the largest hospitality companies in the world. In that role, Ms. Roe gained extensive experience in globalization, leadership and management.
Other Current Public Company Directorships • None

26 |investors.simon.com

Stefan M. Selig
Director since 2017	|	Audit Committee Compensation and Human Capital Committee

Stefan M. Selig, 60, is the founder of BridgePark Advisors LLC, a strategic advisory firm. Prior to that Mr. Selig served as the Undersecretary of Commerce for International Trade for the U.S. Department of Commerce from 2014 to 2016. Mr. Selig previously was with Bank of America Merrill Lynch from 1999 to 2014, ultimately serving as Executive Vice Chairman of Global Corporate and Investment Banking. Mr. Selig currently serves on the board of directors of Safehold Inc. where he is the lead independent director and serves on each of the audit, compensation and nominating and governance committees. Mr. Selig currently serves as Chairman of the Board of Venator Materials PLC and as a director of Chief1 Holdings, a subsidiary of Enlivant, a private company. Mr. Selig is also a manager and a member of the Special Committee of Carvana Co. Sub LLC and certain of its affiliates. In the past five years, Mr. Selig served on the board of directors of Rotor Acquisition Corp., where he was a member of the audit committee; on the board of directors of Tuscan Holdings Corp. where he was a member of the audit committee; and on the board of directors of Entercom Communications Corp.
Mr. Selig is a highly accomplished banker and senior executive who has served in prominent leadership roles in both the private and public sectors. Mr. Selig also has extensive government and economic policy experience, having served as the Undersecretary of Commerce for International Trade for the U.S. Department of Commerce. The Board has determined that Mr. Selig is an “audit committee financial expert.”

Other Current Public
Company Directorships
•
Safehold Inc.

•
Venator Materials PLC

Former Public Company Directorships within the Last Five Years
•
Rotor Acquisition Corp.

•
Tuscan Holdings Corp.

•
Entercom Communications Corp.

2023 Proxy Statement| 27

Daniel C. Smith, Ph.D.
Director since 2009	|	Compensation and Human Capital Committee

Daniel C. Smith, 65, has served as The Clare W. Barker Professor of Marketing at the Kelley School of Business at Indiana University (the “Kelley School”). Dr. Smith served as President and Chief Executive Officer of the Indiana University Foundation from 2012 to 2020 and as Dean of the Kelley School from 2005 to 2012. Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Faculty and Research.
Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country’s top rated and largest business schools and as the President and Chief Executive Officer of one of the nation’s largest university foundations with over $3.0 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was responsible for financial oversight and long-term financial planning, hiring and retention policies, compensation policies, public relations and overall long-term strategy.
Other Current Public Company Directorships • None

28 |investors.simon.com

Marta R. Stewart
Director since 2018	|	Audit Committee

Marta R. Stewart, 65, served as Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation, one of the nation’s premier transportation companies, from 2013 until her retirement in 2017. Mrs. Stewart began her career at Peat Marwick (a predecessor to KPMG). Mrs. Stewart joined Norfolk Southern Corporation in 1983 and served in several finance positions before becoming Vice President & Controller in 2003 and then Vice President & Treasurer in 2009. Mrs. Stewart currently serves on the board of directors for Sherwin-Williams Company, where she is a member of the audit committee. Mrs. Stewart previously served on the board of directors of The Raytheon Company, where she was a member of the audit committee and of the public policy and corporate responsibility committee from 2018 to 2020.
Mrs. Stewart has more than 30 years of experience in finance and served as Chief Financial Officer for one of the largest railway companies in the world. In that role, Mrs. Stewart gained extensive experience in leadership and management as well as expertise in accounting systems and controls of a Fortune 500 company traded on the NYSE. The Board has determined that Mrs. Stewart is an “audit committee financial expert.”
Other Current Public Company Directorships • Sherwin Williams Company Former Public Company Directorships within the Last Five Years • The Raytheon Company

2023 Proxy Statement| 29

Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock
The voting trustees who vote our Class B common stock, and who have the right to elect four directors, have nominated the three persons listed below as “Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock.” All of the nominees are currently Class B directors. The voting trustees who vote the Class B common stock have agreed to elect Richard S. Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.
David Simon
Chairman of the Board, Chief Executive Officer and President Director since 1993

David Simon, 61, has served as Chairman of the Company since 2007, CEO of the Company or its predecessor since 1995 and President of the Company since February 2019; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company’s predecessor from 1993 to 1996. From 1985 to 1990, Mr. Simon was an investment banker at two Wall Street firms, specializing in mergers and acquisitions and leveraged buyouts. He is the nephew of Mr. Herbert Simon.
Mr. Simon has served as our CEO or the CEO of our predecessor for over 25 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have grown the Company into what is recognized as the nation’s leader in the ownership, development and management of premier shopping, dining, entertainment and mixed-use destinations.

Other Current Public Company
Directorships
•
Klépierre, S.A.

•
Apollo Global Management, Inc.

Former Public Company Directorships
within the Last Five Years
•
Simon Property Group Acquisition Holdings, Inc.

30 |investors.simon.com

Richard S. Sokolov
Vice Chairman Director since 1996

Richard S. Sokolov, 73, has served as Vice Chairman of the Company since February 2019, a director of the Company or its predecessor since 1996 and President and Chief Operating Officer of the Company or its predecessor from 1996 to February 2019. He also served as President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years.
Mr. Sokolov is a past Chairman of the International Council of Shopping Centers (“ICSC”) and previously served as a trustee and a member of the ICSC Nominating Committee. Mr. Sokolov previously served as a director of Washington Prime Group. Mr. Sokolov has been a member of the Pennsylvania State University Board of Trustees since 2022.
Other Current Public Company Directorships • None

2023 Proxy Statement| 31

Herbert Simon
Chairman Emeritus Director since 1993

Herbert Simon, 88, has served as Chairman Emeritus of the Board of the Company since 2007 and served as Co Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Herbert Simon was Chief Executive Officer and a director of the Company’s predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association (“NBA”) and as Chairman of the Board of MSA. He is the uncle of Mr. David Simon.
Mr. Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Mr. Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Herbert Simon’s leadership of the Indiana Pacers NBA basketball franchise has led to his service on the Board of Governors of the NBA.
Other Current Public Company Directorships • The Cheesecake Factory Incorporated

32 |investors.simon.com

Ownership of Equity Securities of the Company
DIRECTORS AND EXECUTIVE OFFICERS
As of March 15, 2023, the existing directors and executive officers identified below:
•
Owned beneficially the indicated number and percentage of common shares and Class B common stock, treated as a single class; and

•
Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based LTIP units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.
	SHARES AND UNITS BENEFICIALLY OWNED		UNITS BENEFICIALLY OWNED
NAME	NUMBER(1)(2)(3)	PERCENT(4)	NUMBER	PERCENT(5)
David Simon(6)	28,866,218	8.17%	26,777,277	7.16%
Glyn F. Aeppel	12,785	*	—	—
Larry C. Glasscock	34,785	*	—	—
Karen N. Horn, Ph.D.(11)	33,528	*	—	—
Allan Hubbard	28,488	*	—	—
Reuben S. Leibowitz(7)	48,802	*	—	—
Randall J. Lewis(12)	—	—	—	—
Gary M. Rodkin	12,778	*	—	—
Peggy Fang Roe	2,016	*	—	—
Stefan M. Selig	25,709	*	—	—
Herbert Simon(8)	28,866,218	8.17%	26,777,277	7.16%
Daniel C. Smith, Ph.D.	24,407	*	—	—
J. Albert Smith, Jr.(11)	59,477	*	—	—
Richard S. Sokolov	785,330	*	493,984	*
Marta R. Stewart	9,963	*	—	—
Steven E. Fivel(9)	110,555	*	85,507	*
Brian J. McDade	26,024	*	5,011	*
John Rulli	249,921	*	210,409	*
Adam J. Reuille	13,204	*	1,882	*
All Directors and executive officers as a group (23 people)(10)	30,382,734	8.58%	27,576,892	7.37%

*
Less than one percent

(1)
Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 15, 2023: David Simon, Herbert Simon and other members of the MSA group (as defined in the footnote 4 of the Principal Shareholders table on page 35)—26,777,277; Richard S. Sokolov—493,984; John Rulli—210,409; Steven E. Fivel—85,507; Brian J. McDade—5,011; Adam J. Reuille—1,882; and all directors and executive officers as a group—27,576,892. Units are exchangeable either for common shares on a one-for-one basis or for cash as determined by the Company.

2023 Proxy Statement| 33

(2)
Includes the following restricted shares which are subject to vesting requirements: Glyn F. Aeppel—1,447; Larry C. Glasscock—1,708; Karen N. Horn, Ph.D.—1,507; Allan Hubbard—1,507; Reuben S. Leibowitz—1,608; Gary M. Rodkin—1,447; Peggy Fang Roe—1,447; Stefan M. Selig—1,528; Daniel C. Smith, Ph.D.—1,467; J. Albert Smith, Jr.—1,608; Marta R. Stewart—1,467; Brian J. McDade—1,408; and Adam J. Reuille—2,600; and all directors and executive officers as a group—32,729. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)
As of December 31, 2022, the following restricted shares were held by the independent directors: Glyn F. Aeppel—9,847; Larry C. Glasscock—15,998; Karen N. Horn, Ph.D.—21,539; Allan Hubbard—15,882; Reuben S. Leibowitz—20,609; Gary M. Rodkin—10,530; Peggy Fang Roe—1,909; Stefan M. Selig—9,145; Daniel C. Smith, Ph.D.—15,624; J. Albert Smith, Jr.—25,795; and Marta R. Stewart—8,552. These amounts do not include shares acquired from the reinvestment of dividends which are required to be reinvested in additional shares of common stock which also must be held in the Director Deferred Compensation Plan and do not include any other shares owned by the independent directors.

(4)
As of March 15, 2023, there were 326,731,666 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(5)
As of March 15, 2023, the Operating Partnership had 374,020,182 units outstanding, of which we owned, directly or indirectly, 326,739,666 or 87.4%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units and any unvested restricted stock units (“RSUs”) awarded under a long-term incentive performance program as described in the Compensation Discussion and Analysis section of this Proxy Statement that begins on page 38, because the unvested LTIP units are subject to performance and/or time-based vesting requirements and the unvested RSUs are subject to time-based vesting requirements.

(6)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See Principal Shareholders Table on page 35.

(7)
Includes 2,500 shares of common stock held by Mr. Leibowitz’s wife. Does not include 7,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee and 1,400 shares of common stock held by various trusts of which Mr. Leibowitz’s wife is the trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See Principal Shareholders Table on page 35.

(9)
Includes 383 shares of common stock held by Mr. Fivel’s wife.

(10)
Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

(11)
Will be retiring from the Board of Directors effective May 4, 2023.

(12)
Randall J. Lewis was appointed to the Board of Directors on March 20, 2023.

Principal Shareholders
The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 15, 2023. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

34 |investors.simon.com

	SHARES(1)
NAME AND ADDRESS	NUMBER OF SHARES	%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	48,316,915	14.79%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	35,015,087	10.72%
Melvin Simon & Associates, Inc., et al.(4) 225 West Washington Street Indianapolis, IN 46204	28,866,218(5)	8.17%(6)
State Street Corporation and Subsidiaries(7) State Street Financial Center One Lincoln Street Boston, MA 02111	23,033,402	7.05%
Cohen & Steers, Inc., et al(8) 280 Park Avenue 10th Floor New York, NY 10017	22,717,288	6.95%

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-for-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units, of the Operating Partnership that are exchangeable either for shares of common stock (on a one-for-one basis) or for cash, as determined by the Company.

(2)
Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group has the sole power to vote 0 shares of common stock and dispose of 46,673,855 shares of common stock and shared power to vote 760,012 shares of common stock and dispose of 1,643,060 shares of common stock.

(3)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 23, 2023. BlackRock, Inc. has the sole power to vote 31,670,637 shares of common stock and the sole power to dispose of 35,015,087 shares of common stock.

(4)
Based on information provided by the MSA Group, consisting of MSA, Mr. David Simon, Mr. Herbert Simon, two voting trusts and other entities and trusts controlled by or for the benefit of MSA, Mr. David Simon or Mr. Herbert Simon, as the case may be, including in a Schedule 13G/A filed with the SEC on February 14, 2023: MSA has sole power to vote and dispose of 11,634,169 shares of common stock and shared power to vote and dispose of 889,747 shares of common stock; Mr. Herbert Simon, a director, has sole power to vote and dispose of 5,615,001 shares of common stock and shared power to vote and dispose of 898,120 shares of common stock; Mr. David Simon, an executive officer and director has sole power to vote 10,610,808 shares of common stock, the sole power to dispose of 3,692,541 shares of common stock, shared power to vote 959,344 shares of common stock and shared power to dispose of 7,877,611 shares of common stock. A total of 890,120 shares of common stock included in the amount reported for the MSA Group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders.

(5)
Includes 2,080,941 shares of common stock currently outstanding; 26,777,277 shares of common stock issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, Mr. David Simon or Mr. Herbert Simon do not have voting or dispositive power.

(6)
Assumes the exchange of units by the subject holder only.

(7)
Based solely on information provided by State Street Corporation in a Schedule 13G/A filed with the SEC on February 10, 2023. State Street Corporation has shared power to vote 17,295,452 shares of common stock and shared power to dispose of 22,988,204 shares of common stock.

(8)
Based solely on information provided by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Limited, Cohen & Steers Asia Limited, and Cohen & Steers Ireland Limited in a Schedule 13G/A filed with the SEC on February 14, 2023. Cohen & Steers, Inc. has the sole power to vote 16,332,696 shares of common stock and the sole power to dispose of 21,717,288 shares of common stock; Cohen & Steers Capital Management, Inc. has the sole power to vote 16,282,091 shares of common stock and the sole power to dispose of 21,585,798 shares of common stock; Cohen & Steers UK Limited has the sole power to vote 33,963 shares of common stock and the sole power to dispose of 114,848 shares of common stock; Cohen & Steers Asia Limited has the sole power to vote and dispose of 0 shares of common stock; and Cohen & Steers Ireland Limited has the sole power to vote and dispose of 16,642 shares of common stock.

2023 Proxy Statement| 35

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS

Our executive compensation program is designed to attract, retain, motivate and incentivize our officers and employees to enhance long-term value to our key stakeholders. We believe our emphasis on pay-for-performance and on corporate governance creates alignment between the interests of our named executive officers (“NEOs”) and the interests of all of the Company’s stakeholders, including its shareholders.
We are asking for shareholder approval, on an advisory or non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a “Say-on-Pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement.
We will evaluate whether any actions are necessary to address significant concerns as a result of this advisory vote. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2024 annual meeting of shareholders. Assuming Proposal 4: “Advisory Vote on the Frequency of Executive Compensation Advisory Votes” is approved for one (1) year, as recommended, we expect to hold future advisory votes on executive compensation on an annual basis.
For the reasons discussed above and in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables,” the Board intends to introduce the following resolution at the 2023 Annual Meeting:
“RESOLVED, that the compensation of the Named Executive Officers of the Company, as disclosed in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables,” including the compensation tables and their accompanying narrative discussion, is approved.”
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

36 |investors.simon.com

COMPENSATION AND HUMAN CAPITAL
COMMITTEE REPORT

The Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement. Based on its review and these discussions with management, the Committee recommended to the Board that it be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and included in the Proxy Statement for the 2023 Annual Meeting.
All references to the “Committee” in this Report are to the Compensation and Human Capital Committee.
The Compensation and Human Capital Committee:
Reuben S. Leibowitz, Chairman
Allan Hubbard
Stefan M. Selig
Daniel C. Smith, Ph.D.
J. Albert Smith, Jr.
March 23, 2023
The Compensation and Human Capital Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

2023 Proxy Statement| 37

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
Please see our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, for a full description of our Company’s performance in 2022. In addition, certain elements of our performance are outlined in the following:
•
Our beneficial interest of Domestic Property NOI was $5.0 billion, an increase of 4.8% compared to 2021.

•
Our beneficial interest of Portfolio NOI, which includes NOI from international properties at constant currency, was $5.3 billion, an increase of 5.7% compared to 2021.

•
We generated $4.5 billion in FFO.

•
We signed over 4,100 leases for more than 14 million square feet.

•
Reported retailer sales reached another record at year end for all platforms, with U.S. Malls and Premium Outlets® combined at $753 per square foot, an increase of 5.6% over prior year-end.

•
Occupancy was 94.9% as of December 31, 2022, compared to 93.4% at prior year-end, an increase of 150 basis points.

•
Base minimum rent per square foot was $55.13 as of December 31, 2022, compared to $53.91 at prior year-end, an increase of 2.3%.

•
We completed $3.5 billion in financing activities.

•
We returned $2.8 billion to shareholders in cash dividends and share repurchases.

•
Our other platform investments (“Other Platform Investments”) contributed to our earnings, in the face of a challenging environment. In addition, we increased our ownership of ABG as a result of the sale to ABG of all of our interests in the Eddie Bauer licensing venture for additional interests in ABG and recorded a $159.0 million non-cash gain.

•
We invested approximately $1 billion, including new and redevelopment projects that we expect to be accretive and expanded the Company’s Other Platform Investments into the investment management business with our partnership with Jamestown.

•
We opened our tenth Premium Outlet in Japan and completed fourteen redevelopment and densification projects in 2022, including the opening of the transformation of Phipps Plaza.

•
Taubman Realty Group (“TRG”), of which we own 80%, posted strong financial results with reported retailer sales of  $1,095 per square foot, an increase of 11% from the prior year.

•
The Company was awarded the 2022 NAREIT Leader in the Light Award for demonstrating outstanding sustainability practices.

38 |investors.simon.com

Objectives of our Executive Compensation Program
Our executive compensation program is designed to accomplish the following objectives:
•
Retain a group of highly-experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly-qualified executives to strengthen the team and facilitate succession planning.

•
Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align interests of executives with shareholders by linking payouts to performance measures that are designed to promote the creation of long-term shareholder value.

The Committee designs compensation programs which are intended to create alignment between pay and performance. The continued evolution of our business requires us to look at a pool of talent beyond real estate, but also to retain our talented employees who have opportunities in those same industries. As a result, we have invested time and resources over the past year to refine our peer group methodology, and consequently, the composition of our peer group. While we do not strictly adhere to a specified peer group in making compensation decisions, in order to achieve our objective of attracting, retaining and motivating employees, we reevaluated the components of our peer group. We expanded the size of the peer group and introduced financial services companies as well as retailers. In addition, we removed certain REITs and real estate service providers, specifically, those that do not represent our scope, scale and breadth of operations. Consistent with our pay-for-performance philosophy, the core components of our compensation require significant long-term shareholder value creation to earn maximum levels of compensation.

2023 Proxy Statement| 39

Our Executive Compensation Program
WHAT WE DO	WHAT WE DON’T DO

•
Annual Cash Incentive Compensation. Heavy emphasis on performance-based cash compensation. Annual Cash Incentive Compensation is paid only if certain FFO targets are achieved.

•
Pay-for-Performance. Our Long-Term Incentive programs (“LTI Programs”) are designed to incentivize performance. The substantial majority of our 2022 LTI Program is performance-based.

•
Post-Performance Time-Based Vesting on Earned LTIP Units. LTIP units are earned based on specific performance criteria. Once any LTIP units are earned under these programs, executives must remain with the Company for an additional one-year period to vest in the LTIP units.

•
Robust Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until they retire, die, become disabled or are no longer employed with us. All non-employee directors must hold common stock while they serve as directors.

•
Double Trigger Equity Acceleration Upon a Change in Control. All equity grants include double trigger equity acceleration provisions.

•
Clawback Policy. Applies in the event of any material restatement of the Company’s financials, whether or not fraud/misconduct is involved.

•
Independent Compensation Consultant. The Committee utilizes an independent compensation consulting firm, Semler Brossy.

•
Compensation Risk Assessments. Conducted annually to evaluate whether the executive compensation program encourages excessively risky behaviors.

•
No Excessive Perquisites. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites.

•
No Gross-Ups. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

•
No Excessive Retirement and Health Benefits. The Company has never had a traditional defined benefit plan.

•
No Hedging or Pledging of Company Stock. Our NEOs and directors are prohibited from engaging in any hedging or pledging of Company stock.

40 |investors.simon.com

Executive Compensation Approach and Process
Alignment of Pay with Performance
The Committee has designed our executive compensation program for our NEOs to align compensation with financial, strategic and shareholder returns. A significant portion of the compensation of our CEO and other NEOs is performance-based in the form of variable pay (annual and long-term incentives), which emphasizes our commitment to rewarding only excellent performance, not poor performance. Our compensation decisions in 2022 reflected this approach. The percentage of compensation that was at risk in 2022 for our CEO and the average for our other NEOs was 96.48% and 90.00%, respectively1.

1
Annual cash bonus amount includes bonuses earned with respect to performance paid under our Annual Cash Incentive Compensation program. Amounts also include cash awards paid in 2022 in recognition of extraordinary efforts which contributed to successful investments in Other Platform Investments by the Company. See “Summary Compensation Table” on page 58.

2023 Proxy Statement| 41

What We Pay and Why: Principal Elements of Compensation
To accomplish our compensation objectives, we designed our executive compensation program with four major elements: Base Salary; Annual Cash Incentive Compensation; our LTI Program; and Other Platform Investment Incentives.
	OBJECTIVES	KEY FEATURES
Base Salary
•
Provide an appropriate level of fixed compensation that will promote executive recruitment and retention. Base salary determinations are made based on factors including individual performance, internal Company comparisons, external market movement, geography and relevant skills.

• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our annual financial and operating goals based on the Committee’s quantitative and qualitative assessment of the executive’s contributions to that performance.
•
Variable, short-term cash compensation.

•
Funded upon achievement of a threshold FFO level, with additional target levels and maximum funding levels based on FFO performance, with linear interpolation used to determine funding levels for performance falling between the associated levels.

•
Paid based on objective and subjective evaluation of Company, business unit, and individual performance.

LTI Program
•
Promote the creation of long-term shareholder value.

•
Align the interests of our executives with the interests of our shareholders.

•
Promote the retention of our executives through a vesting requirement after awards are earned or otherwise awarded.

•
Incentivize contributions to the overall success of the Company and material impacts to the financial performance.

•
Our LTI Program is comprised of a mix of performance and time-based awards, as follows:

◦
LTIP units based on the achievement of performance goals, such as FFO, subject to TSR modifiers, and strategic objectives. Rigorous minimum performance thresholds to receive any payout.

◦
Time-based Restricted Stock Units (RSUs), which, upon award and vesting, entitle the grantee to receive one share of common stock of the Company.

◦
Corporate Incentive Compensation Program (ICP), consisting of awards that settle in restricted stock based on the achievement of performance goals, such as FFO and EBITDA.

Other Platform Investment Incentives
•
Incentivize, attract and retain executives for work associated with successful transactions.

•
Align the interests of our executives with the interests of our shareholders by linking awards directly to investment performance.

•
Cash or equity-based awards, as determined by the Committee, in recognition of the extraordinary efforts of certain officers and executives who contribute to the monetization of certain successful Other Platform Investments.

•
Awards linked to investment returns to the Company upon a monetization of Other Platform Investments.

42 |investors.simon.com

Strong Governance Practices Utilized in Determining Executive Compensation
Role of the Independent Compensation Consultant
The Committee engages Semler Brossy annually as its independent consultant. Semler Brossy reports directly to the Committee and performs no other work for the Company unless directed by the Committee. The Committee has analyzed whether the work of Semler Brossy, as a compensation consultant, has raised any conflict of interest, taking into consideration the following factors: the provision of other services to the Company by Semler Brossy; the amount of fees from the Company paid to Semler Brossy as a percentage of the firm’s total revenue; Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company; any business or personal relationship of the individual compensation advisors with any member of the Committee; and any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.
The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.
Role of Management in Compensation Decisions
Our CEO provides recommendations to the Committee on the compensation of each of the other NEOs. The CEO develops recommendations using peer group data, assessments of individual performance and achievement of the Company’s strategic and tactical plans, the state of the business environment, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Committee considers our CEO’s recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting NEOs’ pay are made by the Committee itself. Additionally, all aspects of the CEO’s compensation and resulting compensation decisions are determined by the Committee.

2023 Proxy Statement| 43

Company Peer Group and Compensation Assessment
The Committee uses a peer group as a source of data for assessing and determining pay levels for our NEOs. While the Committee has not formulaically derived target compensation from these other companies, the peer group has provided the Committee with certain insights used for understanding various industry-specific compensation structures and trends, as well as reactions to industry-specific issues, monitoring current compensation practices and analyzing individual company practices. It is intended to serve as a reference in the compensation process but is not intended to directly inform specific compensation decisions due to our size, scope of operations and diverse operating environments. The peer group is reviewed annually to ensure it continues to remain appropriate in terms of company size and business focus.
2022 Peer Group
In 2022, the Company removed Redfin Corporation and The Howard Hughes Corp. and added Opendoor Technologies Inc. and Zillow Group, Inc. to its peer group. The changes were driven by year-over-year changes in market capitalization and Zillow Group’s and Opendoor Technologies’ recent entry into the real estate industry, following a recent business transformation and IPO, respectively. Taking the facts and analysis described above into account, the Committee, in consultation with Semler Brossy, determined that the Company’s 2022 peer group would continue to include sixteen-companies reflecting the six largest Retail REIT companies by market cap, six largest Non-Retail REIT companies by market cap, and the four largest companies from the broader real estate industry by market cap.
PEER COMPANY	COMPANY TYPE
American Tower Corp. (NYSE:AMT)	Specialized REIT
Brixmor Property Group Inc. (NYSE:BRX)	Retail REIT
CBRE Group, Inc. (NYSE:CBRE)	Real Estate Services
Crown Castle International Corp. (NYSE:CCI)	Specialized REIT
Digital Realty Trust, Inc. (NYSE:DSR)	Specialized REIT
Equinix, Inc. (NasdaqGS:EQIX)	Specialized REIT
Federal Realty Investment Trust (NYSE:FRT)	Retail REIT
Jones Lang LaSalle, Inc. (NYSE:JLL)	Real Estate Services
Kimco Realty Corp. (NYSE:KIM)	Retail REIT
National Retail Properties, Inc. (NYSE:NNN)	Retail REIT
Opendoor Technologies Inc. (NasdaqSM:O)	Real Estate Services
Prologis, Inc. (NYSE:PLD)	Industrial REIT
Public Storage (NYSE:PSA)	Specialized REIT
Realty Income Corporation (NYSE:O)	Retail REIT
Regency Centers Corporation (NasdaqGS:REG)	Retail REIT
Zillow Group, Inc. (NasdaqGS:ZG)	Real Estate Services
Simon Property Group	Retail REIT
2023 Peer Group
After working together with Semler Brossy for several months, in February 2023, the Committee approved utilization of a new methodology to create the Company’s 2023 peer group.
We have evolved from a traditional Mall REIT. This is evidenced by the growth in our worldwide operations and our expansion into Other Platform Investments, such as asset management (e.g., Jamestown), equity investments in retail operations (e.g., SPARC and JCPenney), equity investments in intellectual property, branding and licensing (e.g., Authentic Brands Group (“ABG”)) and e-commerce (e.g., RGG). Therefore, it is increasingly evident that there is no directly comparable REIT or other peer in the market.

44 |investors.simon.com

In connection with undertaking this project, the Committee followed a framework that reflects both the Company’s historic focus on REITs and the broader real estate industry along with an expanded focus that includes financial services companies and retailers to best reflect the Company’s business expansion beyond its core retail real estate functions. The Committee believed this to be important in light of the critical interest of the Company in retaining employee talent that could find attractive employment opportunities beyond retail real estate, including in financial services and retail operations. Through this process the Committee carried out a multi-step selection process that included an initial quantitative screen (e.g., market value, total assets, and revenue) and a follow-up qualitative screen to identify companies that best reflect the same talent, business, and operational environment as the Company. We believe that the 2023 peer group is better aligned with Company’s business criteria, is large enough to deliver consistent data outcomes over time and will provide us with better insight in making informed compensation decisions.
This new 2023 peer group includes ten REITs and real estate service companies that were part of our 2022 peer group and also includes eleven new companies, consisting of four retailers, three financial services companies, one real estate services company, one payment processing company, one internet and direct marketing retail company, and one retail REIT.
Our NEOs are assessed on the performance of our entire portfolio, including core real estate operations, as well the performance of our Other Platform Investments. Selecting peers without considering the breadth and scope of our operations and thereby comparing the compensation of our NEOs to that of executives at other companies that do not make such strategic investments would disregard a large portion of our NEOs’ expertise and responsibilities. Such responsibilities include, but are not limited to, leasing, development, acquisition, disposition and maintenance of real estate, capital sourcing, financial, legal, and tax planning, structuring and in some cases, operation of Other Platform Investments.
The experience and skills that our NEOs require given our breadth and scope of operations, illustrates that they are eligible for other employment opportunities in other industries, such as financial services, retailers, asset managers and equity investors. Recognizing this, and while not formulaically adhering to peer group comparisons, the broadened peer group assists the Committee in effectively gauging and identifying relevant comparisons in the current compensation environment, in recognition of the fact that a peer group comprised solely of REITs does not sufficiently represent the nature of our business and the talent pool which we need to retain as well as target for recruiting.
The Committee also evaluated the appropriateness of this new 2023 peer group by considering the methodology used by Institutional Shareholder Services, or “ISS.” ISS has regularly excluded Mall REITs and Retail REITs and instead has included certain Hotel and Resort REITs, Health Care REITs and Office REITs as members of the Company’s peer group.

2023 Proxy Statement| 45

Below is the Company’s 2023 peer group, created using the new methodology previously described. The peer group reflects six different categories of companies: (i) Retail REITs; (ii) Retail companies; (iii) Financial Services companies; (iv) Real Estate services companies; (v) Specialized REITs; and (vi) an Industrial REIT.
PEER COMPANY	COMPANY TYPE
American Tower Corp. (NYSE:AMT)	Specialized REIT
The Carlyle Group (NasdaqGS:CG)	Financial Services
CBRE Group, Inc. (NYSE:CBRE)	Real Estate Services
Crown Castle International Corp. (NYSE:CCI)	Specialized REIT
Cushman & Wakefield (NYSE:CWK)	Real Estate Services
eBay (NasdaqGS:EBAY)	Retail
Equinix, Inc. (NasdaqGS:EQIX)	Specialized REIT
Federal Realty Investment Trust (NYSE:FRT)	Retail REIT
Global Payments (NYSE:GPN)	Financial Services
The GAP (NYSE:GPS)	Retail
Jones Lang LaSalle, Inc. (NYSE:JLL)	Real Estate Services
Kimco Realty Corp. (NYSE:KIM)	Retail REIT
Macy’s (NYSE:M)	Retail
Northern Trust (NasdaqGS:NTRS)	Financial Services
Prologis, Inc. (NYSE:PLD)	Industrial REIT
Realty Income Corporation (NYSE:O)	Retail REIT
Regency Centers Corporation (NasdaqGS:REG)	Retail REIT
State Street (NYSE:STT)	Financial Services
Tanger Factory Outlet Centers, Inc. (NYSE:SKT)	Retail REIT
Tapestry (NYSE:TPR)	Retail
TJX Companies (NYSE:TJX)	Retail
Simon Property Group	Retail REIT
Specific changes from the 2022 peer group include the removal of six companies (Brixmor Property Group Inc., Digital Realty Trust, Inc., National Retail Properties, Inc., Opendoor Technologies, Inc., Public Storage and Zillow Group, Inc.) and the addition of eleven companies (The Carlyle Group, Cushman & Wakefield, eBay, The GAP, Global Payments, Macy’s, Northern Trust, State Street, Tanger Factory Outlet Centers, Inc., Tapestry, and TJX Companies).

46 |investors.simon.com

2022 Say-on-Pay Vote
At our 2022 Annual Meeting, the percentage of shares voting that approved our advisory “Say-on-Pay” vote was approximately 93.5%. The Committee believes that this support level demonstrates a strong alignment among our shareholders, the Company’s performance, and our executive compensation program. Accordingly, the Committee did not make any changes to the Company’s executive compensation program in response to the 2022 “Say-on-Pay” vote.

2023 Proxy Statement| 47

Elements of Executive Compensation in 2022
At the Committee’s meetings in 2022, the Committee made decisions impacting the type and amount of compensation paid to our NEOs as reported in the 2022 Summary Compensation Table. These decisions related to: Base Salaries, Annual Cash Incentive Compensation, OPI Incentives and LTI Program awards, in a mix of LTIP units, ICP awards and RSUs.
In making these determinations, the Committee has taken into consideration the limited increases to base salaries of the NEOs over the previous five years as well as the actual compensation paid to the NEOs based on rigorous minimum performance thresholds to receive payout under our LTIP Programs, resulting in only approximately 26.3% of the awarded LTIP units being earned from 2018 through 2022, as further described under the section titled “Previous LTIP Results.”
In addition to rigorous performance standards, the Committee, in consultation with Semler Brossy, has recognized that core compensation of the NEOs has been lower than the competitive band of median pay of the 2022 peer group. The Committee also recognized that the structure of the LTIP Programs and rigorous performance thresholds resulted in a reduced amount of equity awards being earned.
The Committee has judiciously stewarded the amount of equity awards granted compared to the amount of equity reserved under the 2019 Plan. This is illustrated by the fact that, as of December 31, 2022, the Company has 87.43% of the shares reserved under the 2019 Plan remaining available for awards.
The Committee recognized the need to meet its long-standing objectives of attracting, retaining and motivating executives through a framework that aligns with shareholders’ interests, taking into consideration the Company’s additional scope, scale and complexity, including significant investments in other platforms and ventures. Given these objectives, the Committee approved, and recommended that the independent directors of the Board of Directors approve, the OPI Incentive awards made to certain employees and officers, including the NEOs, more particularly described on page 52, under “Other Platform Investment Incentives.”
2022 Base Salaries
The Committee periodically reviews and adjusts base salaries for the NEOs to reflect market conditions, changes in responsibilities, and merit increases. During 2022, we maintained Mr. David Simon’s base salary at the same level it has been since 2011 and no other NEO, other than Mr. McDade, received an increase in base salary. Mr. McDade’s base salary was adjusted in recognition of his strong performance as our Chief Financial Officer, including his supervision of the Company’s information technology function.
•
David Simon’s base salary has been unchanged since 2011.
•
In 2022, only one NEO received a base salary increase.

48 |investors.simon.com

2022 Annual Cash Incentive Compensation
The Committee rewards executive officers with Annual Cash Incentive Compensation for achieving the Company’s financial and operating plan considering an assessment of each NEO’s contributions to those achievements. Payouts under our Annual Cash Incentive Compensation program are the result of both the Company and the individuals reaching established performance targets. The Committee follows a two-step process to determine amounts payable under the Annual Cash Incentive Compensation program each year:
1.
The Annual Cash Incentive Compensation program is only funded if the Company achieves certain threshold FFO results during the year. If threshold FFO is not achieved, no payments are made. Once threshold FFO is achieved, the Annual Cash Incentive Compensation program may be additionally funded if the Company achieves certain target and maximum FFO results during the given year. At its meeting in March 2022, the Committee established a threshold FFO level of  $11.30 per share, a target FFO level of  $11.50 per share, and a maximum FFO level of  $11.70 per share. At its meeting in early March 2023, the Committee reviewed the Company’s 2022 reported FFO per share of  $11.95 and its 2022 comparable FFO per share of  $11.87 used for purposes of measuring performance under our Annual Cash Incentive Compensation program, which reflected the following adjustments: a $0.16 per share adjustment for unrealized losses in fair value of publicly traded equity instruments and an adjustment of  $0.24 per share for net, after tax gains on disposal, exchange or revaluation of equity interests. Because both the Company’s reported FFO per share and comparable FFO per share exceeded not only the threshold FFO performance level, but also the target and maximum FFO performance levels that the Committee had established in March 2022, the Committee approved an overall funding amount of  $13.5 million for annual bonuses and moved to the second step in the process; evaluating each NEO’s performance, as described below. See “Where Do I Find Reconciliation of Non-GAAP Terms to GAAP Terms?” in the “Frequently Asked Questions and Answers” section of the Proxy Statement on page 88.

2.
Once the Annual Cash Incentive Compensation program is funded, bonuses are paid in the Committee’s discretion based on individual performance with respect to the applicable individual’s specific goals established at the beginning of each year, as assessed by the Committee and by the CEO for the other NEOs. The assessment delivers a total score for each individual. Each individual’s total score then determines the portion of that NEO’s Annual Cash Incentive Compensation that has been earned. The resulting payout to the NEOs represented only 46.11% of the overall pool available for awards.

2023 Proxy Statement| 49

A summary of the NEOs’ 2022 goals and performance along with their 2022 Annual Cash Incentive Compensation payments may be found in the table below. We pay Annual Cash Incentive Compensation to NEOs in the first calendar quarter of the following year, so the Committee has sufficient time to assess our financial performance and the executives’ contributions for the preceding year.
NAMED EXECUTIVE OFFICER	2022 KEY INDIVIDUAL GOALS AND PERFORMANCE	2022 ANNUAL CASH INCENTIVE COMPENSATION AWARD
David Simon	• Achieved FFO growth to $4.5 billion • Executed more than 4,100 leases totaling over 14 million square feet across the portfolio • Reported retailer sales per square foot of $753 • Opened the Company’s tenth Premium Outlet in Japan and completed 14 redevelopment and densification projects in 2022, including the opening of the Phipps Plaza transformation • Increased the value of our investments in ABG and Other Platform Investments	$3,750,000
Brian J. McDade	• Completed dual-tranche U.S. Senior notes offering totaling $1.2 billion, including a 10-year fixed-rate offering of 2.65% • Completed 20 secured loan refinancings/extensions totaling $2.3 billion • Reduced total indebtedness by $1 billion • Continued successful evolution of digitization of the Company’s information technology and information systems	$700,000
Steven E. Fivel	• Oversight of the Company’s legal matters • Involvement in equity investments and Other Platform Investments • Management and supervision of significant risk management and litigation matters • Oversight of the Company’s Sustainability function, including receipt of the 2022 NAREIT Leader in the Light Award for demonstrating outstanding sustainability practices	$750,000
John Rulli	• Assisted in the negotiation of more than 4,100 leases totaling over 14 million square feet across the portfolio • Oversight of the Company’s Administrative department, including the Human Capital function • Assisted in cost reduction initiatives related to TRG operations	$750,000
Adam J. Reuille	• Assisted in assessing the accounting impact of and execution of investments in Other Platform Investments; integrated and standardized accounting functions related to equity investments • Oversaw timely filing of all periodic Securities and Exchange Commission filings • Implementation of a new SOX compliance program information technology solution • Identification of a new information technology solution for external and internal reporting	$275,000

50 |investors.simon.com

Previous LTIP Results
The Committee has historically established rigorous performance metrics in order for our NEOs to earn awards granted as part of our LTIP programs. The rigor of these metrics is reflected in the number of units actually earned under prior LTIP Programs. For example, under the first tranche of the 2018-2020 LTIP Program, with a two-year performance period of January 1, 2018 through December 31, 2019, 32.5% of the maximum number of LTIP units available were earned. Under the second tranche of our 2018-2020 LTIP Program, which had a performance period of January 1, 2018 through December 31, 2020, no LTIP units were earned. In addition, under the 2019-2021 LTIP Program, which had a performance period of January 1, 2019 through December 31, 2021, only 38% of the maximum number of LTIP units available were earned. These performance periods coincided with the onset and substantial effects of COVID-19 and associated effects of governmental and societal responses, which resulted in significant changes to the Company’s business. In March 2020, the Company closed its domestic portfolio of properties due to restrictive governmental orders, resulting in approximately 13,500 lost shopping days, or 20% of the shopping days in our domestic portfolio in that year. In addition, the Company faced extended challenges associated with tenant bankruptcies, renegotiating with tenants and tenants failing to pay rent, which resulted in not only suppressed performance under the 2018-2020 and 2019-2021 LTIP Programs, but also lasting burdens and new responsibilities on our officers and employees.
We did not grant performance-based LTIP units to our NEOs in 2020 due to extreme market uncertainty and volatility along with government-mandated restrictions and closures making it extremely difficult to set meaningful long-term performance goals. In late December 2020, the Committee established a LTI Program for 2020, structured as awards of RSUs, that vested ratably over a 3-year period based upon service to the Company, and structured as such to retain and motivate executives who contribute to the operating success of the Company.

Past 5 Years % of LTIP Awards Earned
250,000
200,000
150,000
100,000
50,000
0
Total LTIP Units
111,326
36,252
111,326
0
190,536
72,442
No LTIP Awards
2018-2019
32.5%
2018-2020
0%
2019-2021
38%
2020-2022
–
Awarded
Earned

2023 Proxy Statement| 51

Other Platform Investment Incentives
At a meeting of the Board of Directors of the Company, with only independent directors present, held on February 10, 2022, cash payments (the “OPI Incentives”), in recognition of the extraordinary efforts of certain officers and employees of the Company since our initial investment, including the NEOs, which contributed to the Company’s successful investment in ABG, were unanimously approved and allocated to individual award participants by all independent directors in attendance, following the unanimous recommendation of the Committee at a meeting held on February 3, 2022.
The OPI Incentives were made to twenty-three officers and employees, including our NEOs in the following amounts: David Simon—$24,250,000; Steven E. Fivel—$6,000,000; Brian J. McDade—$3,000,000; John Rulli—$1,500,000; and Adam J. Reuille—$1,250,000. The Company previously disclosed these awards to Messrs. Simon, Fivel, McDade and Rulli in a filing on Form 8-K on February 15, 2022.
The OPI Incentives were determined taking into account a series of transactions involving ABG that generated $244.1 million in gross gains for the Company. Specifically, in July 2021, the Company contributed to ABG all of its interests in the Forever 21 and Brooks Brothers licensing ventures, in exchange for additional units in ABG. As a result of this transaction, the Company recognized a non-cash net gain of $159.8 million. Subsequently, in late December 2021, as part of a recapitalization of ABG, the Company sold 750,000 units in ABG for $87.34 per unit, resulting in cash proceeds of approximately $65.5 million, and a net gain of  $18.8 million. Immediately after giving effect to the recapitalization, the Company retained 10,703,766 units in ABG.
The Committee believes that the OPI Incentives are consistent with the objectives of our Executive Compensation Program because they were specifically designed to reward individuals, who the Company sought to retain, for exceptional performance achievements, which are aligned with shareholders’ interests in creating long-term value through the Company’s Other Platform Investments, such as Forever 21, Brooks Brothers and ABG. Further, the OPI Incentives were awarded to encourage similar efforts in the future and accordingly, the Board of Directors upon the recommendation of the Committee approved the 2023 Other Platform Investment Incentive Program please see page 56.
2022 LTI Program
The Committee worked, with advice and assistance from Semler Brossy, to create an LTI Program for 2022 specifically designed to take into account current business conditions and market factors.
In order for the executive compensation program to be effective in attracting, retaining and motivating talent while aligning interests of executives with shareholders, it is necessary for the Company’s NEO compensation to be competitive with that of other real estate companies and also with other large public and private enterprises with which the Company competes for executive talent. In order to achieve this, the Committee considered whether the LTI Program incentives were reasonably obtainable and aligned with the challenge of retaining and motivating the Company’s NEOs.
The Committee reaffirmed its philosophy that a significant proportion of the total compensation for our NEOs should be performance-based and at risk.
The 2022 LTI Program was made up of the following components (i) (A) performance-based awards of LTIP units which are earned based on the achievement of performance goals, including FFO, with an Absolute TSR modifier (60%) and strategic performance objectives based on Company objective performance measures (15%) and (B) time-based awards of RSUs (25%) (the “2022-2024 LTIP Program”) and (ii) performance-based awards that may be earned and settled in restricted stock based on the achievement

52 |investors.simon.com

of FFO and EBITDA performance goals, measured over a one-year performance period (the “2022 Corporate ICP”). Performance-based long-term equity, in the form of LTIP units, was a fundamental element of the 2022 LTI Program and the performance targets established as part of the program are rigorous and require strong long-term financial and operational performance. The FFO performance metric is subject to a modifier based on the Company’s Absolute TSR during the performance period, rather than Absolute TSR being a separate performance metric. The Strategic Objective Performance Criteria require strong long-term financial and operational performance.
The Committee added our NEOs, excluding David Simon, to the 2022 Corporate ICP as a new component of the 2022 LTI Program to further align the incentive compensation of such individuals with the objective performance of the Company based on FFO and EBTIDA performance metrics. The 2022 Corporate ICP is an equity incentive compensation program with a one-year performance period in which thirty-four senior employees participated in 2022. Awards under the 2022 Corporate ICP were earned based on two performance metrics, an FFO component (weighted 70%) and an EBITDA component (weighted 30%), in each case for calendar year 2022. Each participant was awarded an opportunity expressed as a dollar amount. The dollar amount earned based on the above performance metrics is converted into a number of shares of restricted stock with an equivalent value. The number of shares of restricted stock is determined by dividing the dollar amount earned by the average closing price of the Company’s common stock on the ten consecutive trading days immediately preceding, but not including April 1, 2023. One third of the shares vest on each of April 1, 2024, 2025, and 2026. David Simon did not participate in the 2022 Corporate ICP.
See “Executive Compensation Tables—Grants of Plan-Based Awards in 2022” on page 60 for details of individual awards granted to our NEOs under our LTI Program during 2022.

2023 Proxy Statement| 53

Other Elements of Compensation
Retirement and Health and Welfare Benefits. We have never had a traditional defined benefit pension plan. We maintain a 401(k)-retirement plan in which all salaried employees can participate on the same terms. During 2022, our basic contribution to the 401(k)-retirement plan was equal to 1.0% of the participant’s base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant’s contribution and 50% of the next 2% of the participant’s contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations and internal guidelines. The Company’s internal limit on Company contributions for any participant in 2022 was $15,250. The contributions we made to the 401(k) accounts of the NEOs are shown in the “All Other Compensation” column of the 2022 Summary Compensation Table in the “Executive Compensation Tables” section of this Proxy Statement on page 59. NEOs also participate in health and welfare benefit plans on the same terms as other salaried employees.
No Gross Up for Excess Parachute Payments. Our CEO and the other NEOs do not currently have employment agreements. There are no arrangements requiring us to gross up compensation to cover taxes owed by the NEOs, including excise taxes payable by the NEOs in connection with a change in control.
Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that has permitted senior executives, key employees and non-employee directors to defer all or part of their compensation, including awards under the 2019 Plan. There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the “Nonqualified Deferred Compensation In 2022” table in the “Executive Compensation Tables” section of this Proxy Statement on page 63 consist entirely of compensation earned by, but not yet paid to, the NEOs and any earnings on such deferred compensation. A participant’s deferrals are fully vested, except for any restricted stock or RSU awards that still have vesting requirements. Upon death or disability of the participant, our insolvency, or a change in control affecting us, a participant becomes 100% vested in his or her account.
No Stock Option Grants. The Committee has not granted any stock options to executives or other employees since 2001.
Other Policies
Equity Award Grant Practices
In the ordinary course of our compensation cycle for our NEOs, we make LTIP awards in the first calendar quarter after financial results for the preceding year have been released.
Executive Equity Ownership Guidelines
We believe the financial interests of our executives should be aligned with the long-term interests of our shareholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serves as a strong motivator for our executives to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board has established equity ownership guidelines for key executives, including the NEOs.
The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value expressed as a multiple of their

54 |investors.simon.com

base salary for as long as they remain our employees. Our current guidelines for the CEO and other executive officers are set forth below:
POSITION	VALUE AS A MULTIPLE OF BASE SALARY
Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x
In addition, to the extent these executives have received restricted stock awards, they are required to retain ownership of shares representing at least 50% of the after-tax value of their awards or 25% of the pretax value of their awards. These shares are to be retained by the executive until they retire, die, become disabled, or are no longer employed by us.
Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options (of which the Company does not have any). Any unexercised stock options would not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.
Clawback of Incentive Compensation
Our annual and long-term incentive plans contain a clawback provision that applies to all of our current and former NEOs in the event of any material restatement of the Company’s financial statements whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the financial results that were restated.
In addition, our award agreements under the 2019 Plan for all NEOs, including our CEO, provide that in the event of a financial restatement, the Company may recoup the employee’s Annual Cash Incentive Compensation and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded or amended by any broader recoupment policy that the Company adopts pursuant to the Dodd Frank Wall Street Reform and Consumer Protection Act and the listing standards adopted pursuant to Rule 10D-1 adopted thereunder. Awards under the 2019 Plan include provisions expressly acknowledging the applicability of any such recoupment policy to the award.
Hedging Policy and Pledging Restrictions
Our insider trading policy prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers and directors to pledge shares.
Section 162(m)
When reviewing compensation matters, the Committee considers the anticipated tax consequences to the Company (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction for any publicly-held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. We believe that we qualify as a REIT under the Code. Provided we qualify as a REIT, we are not required to pay federal income tax to the extent we distribute our taxable income to our

2023 Proxy Statement| 55

shareholders each year. In order to qualify as a REIT, among other requirements, we generally must distribute to our shareholders at least 90% of our taxable income each year, excluding capital gains. As a result, we do not expect that the payment of compensation which is not deductible due to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided that we qualify as a REIT. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its shareholders.
How LTIP Units Work
LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based long-term incentive programs, LTIP unit awards can be earned in whole or in part, depending on the extent to which the performance targets set by the Committee for the relevant performance period are met. The Committee believes the design of the Company’s performance-based long-term incentive programs reflects the Company’s pay-for-performance philosophy and high expectations.
LTIP units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one tenth of the amounts allocated to an Operating Partnership unit and will receive distributions equal to one tenth of the amount of regular quarterly distributions paid on an Operating Partnership unit, and certain special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that they will not be economically equivalent in value at the time of award to the economic value of an Operating Partnership unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the Operating Partnership units on a one-for-one basis.
After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP units will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units are exchangeable for shares of the Company’s common stock on a one-for-one basis, or cash as selected by the Company. The number of performance-based LTIP units earned is determined by the Committee at the end of the performance period using the pre-established payout matrices (with linear interpolation between the specified payout percentages).
Select Compensation Decisions for 2023
Base Salaries, LTI Program and Annual Cash Incentive Compensation
In early March 2023, the Committee met to make decisions related to our NEOs’ base salaries and long-term incentive opportunities and approve the funding goals for 2023 under our Annual Cash Incentive Compensation program.
2023 Other Platform Investment Incentive Program
At its meeting in late-March 2023, the Committee recommended, and the independent Directors approved, the adoption of an Other Platform Investment incentive compensation program under the 2019 Plan (the “OPI Program”) pursuant to which cash or equity-based awards, as determined by the Committee, may be awarded in recognition of the extraordinary efforts of certain officers and executives which contribute to the monetization of certain successful, eligible Other Platform Investments, for the benefit of the Company. The OPI Program is designed to reward, incentivize, attract and retain certain key officers and employees

56 |investors.simon.com

of the Company. The OPI Program benefits the Company by providing a retention vehicle for its most senior officers and executives, including its CEO. This OPI Program provides the Committee with the ability to reduce the risk of losing these valuable officers and executives. The OPI Program is structured to recognize these individuals for their efforts towards the stewardship of Other Platform Investments that are in addition to and outside of core responsibilities, with a compensation structure directly aligned with returns to the Company and shareholders on such Other Platform Investments. No awards or award opportunities have been made under the OPI Program to date.

2023 Proxy Statement| 57

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
NAME	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	ALL OTHER COMPENSATION(4)	TOTAL
David Simon Chairman, CEO and President	2022	$1,250,000	$28,000,000	$6,264,867	$152,916	$35,667,783
	2021	$1,250,000	$3,750,000	$5,458,550	$16,642	$10,475,192
	2020	$1,298,077	$1,710,000	$5,942,313	$16,392	$8,966,782
Brian J. McDade Executive Vice President, Chief Financial Officer and Treasurer	2022	$580,769	$3,700,000	$1,891,621	$63,121	$6,235,511
	2021	$500,000	$650,000	$1,795,582	$43,445	$2,989,027
	2020	$509,615	$500,000	$1,485,642	$36,002	$2,531,259
Steven E. Fivel General Counsel and Secretary	2022	$650,000	$6,750,000	$1,543,806	$49,961	$8,993,767
	2021	$650,000	$750,000	$1,436,556	$15,451	$2,852,007
	2020	$675,000	$540,000	$1,485,642	$15,201	$2,715,843
John Rulli Chief Administrative Officer	2022	$650,000	$2,250,000	$1,543,806	$51,997	$4,495,803
	2021	$650,000	$750,000	$1,436,556	$17,390	$2,853,946
	2020	$675,000	$450,000	$1,485,642	$17,140	$2,627,782
Adam J. Reuille Senior Vice President and Chief Accounting Officer	2022	$320,015	$1,525,000	$598,061	$49,688	$2,492,764
	2021	$—	$—	$—	$—	$—
	2020	$—	$—	$—	$—	$—

(1)
In 2020 the Company had 27 pay periods; therefore, the base salary amounts each NEO received in 2020 exceeded such NEO’s annual base salary amount.

(2)
For 2022, amounts in this column include bonuses earned with respect to performance in the indicated year which were paid in the following year under our Annual Cash Incentive Compensation program. In addition to the bonuses paid under our Annual Cash Incentive Compensation program, amounts in 2022 include cash awards made in recognition of extraordinary efforts which contributed to successful investments in Other Platform Investments by the Company. See “2022 Annual Cash Incentive Compensation” and “Other Platform Investment Incentives” in the “Compensation Discussion and Analysis” section of this Proxy Statement on pages 49 and 52, respectively for information about how we determined the awards for 2022. Amounts reflected in 2022 consist of the following:

NAME	ANNUAL CASH INCENTIVE COMPENSATION	OPI INCENTIVE AMOUNT	TOTAL
David Simon	$3,750,000	$24,250,000	$28,000,000
Brian J. McDade	$700,000	$3,000,000	$3,700,000
Steven E. Fivel	$750,000	$6,000,000	$6,750,000
John Rulli	$750,000	$1,500,000	$2,250,000
Adam J. Reuille	$275,000	$1,250,000	$1,525,000

(3)
Amounts for 2022 reflect the grant date fair value of RSUs and LTIP Units under our annual LTI Programs, in each case as computed in accordance with the requirements of FASB Accounting Standards Codification (“ASC”) Topic 718 and the dollar value of Corporate ICP awards that, to the extent earned, will be settled in restricted stock in the year following the year in which the Corporate ICP award was granted under our annual Corporate Incentive Compensation Plans. See “Compensation Discussion & Analysis—2022 LTI Program” on page 52 for additional information regarding these awards and see “Equity Compensation Tables—Grants of Plan-Based Awards in 2022” on page 60 for details of individual awards granted to our NEOs during 2022.

The grant date fair value of the time-based RSUs is calculated by multiplying the closing price of our common stock as reported by the NYSE for the date of grant, by the applicable number of RSUs.
The grant date fair value of the portion of the performance-based LTIP Units granted in 2022 subject to performance conditions is computed based on probable outcome in accordance with the requirements of FASB ASC Topic 718. 60% of the LTIP Units are subject to a market condition through the application of a TSR modifier and, as such, a Monte Carlo simulation model is applied in the valuation of those units, assuming expected volatility of 35.68%, dividend yield of 5.34% and risk-fee rate of return of 4.6%. If a maximum outcome assumption was applied to all performance awards, the grant date fair value, assuming the maximum level of performance for such awards, would be as follows: Mr. David Simon—$8,417,743; Mr. McDade—$2,369,962, Mr. Fivel—$1,902,601; Mr. Rulli—$1,902,601; and Mr. Reuille—$717,621.

58 |investors.simon.com

(4)
Amounts reported in 2022 include the following:

All Other Compensation
NAME	EMPLOYEE LIFE INSURANCE PREMIUMS	401(K) CONTRIBUTION	DIVIDEND EQUIVALENTS AND DISTRIBUTIONS(A)
David Simon	$2,104	$15,250	$135,562
Brian J. McDade	$816	$15,250	$47,055
Steven E. Fivel	$816	$15,250	$33,895
John Rulli	$2,852	$15,250	$33,895
Adam J. Reuille	$816	$15,250	$33,622

(A)
Includes dividend equivalents and distributions on unvested RSUs, unvested restricted stock and unvested LTIP Units.

2023 Proxy Statement| 59

Grants of Plan-Based Awards in 2022
NAME	GRANT DATE	AWARD TYPE	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(3)(4)
			THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
David Simon	3/18/22	RSUs	—	—	—	17,197	2,250,055
	3/18/22	LTIP Units	17,197	34,394	51,590	—	4,014,812
Brian J. McDade	3/11/22	RSUs	—	—	—	3,845	500,042
	3/11/22	ICP(5)	—	—	—	—	500,000
	3/11/22	LTIP Units	3,845	7,690	11,535	—	891,579
Steven E. Fivel	3/11/22	RSUs	—	—	—	2,884	375,064
	3/11/22	ICP(5)	—	—	—	—	500,000
	3/11/22	LTIP Units	2,884	5,768	8,652	—	668,742
John Rulli	3/11/22	RSUs	—	—	—	2,884	375,064
	3/11/22	ICP(5)	—	—	—	—	500,000
	3/11/22	LTIP Units	2,884	5,768	8,652	—	668,742
Adam J. Reuille	3/11/22	RSUs	—	—	—	962	125,108
	3/11/22	ICP(5)	—	—	—	—	250,000
	3/11/22	LTIP Units	962	1,923	2,884	—	222,953

(1)
Amounts reflect LTIP Units granted under our 2019 Plan during 2022 at threshold, target and maximum levels. The performance components and vesting provisions for the LTIP Units are described above in the section titled “2022 LTI Program” on page 52.

(2)
Amounts reflect RSUs granted during 2022 under our 2019 Plan. The vesting provisions for the RSUs are described above in the section titled “2022 LTI Program” on page 52.

(3)
Amounts for 2022 reflect the grant date fair value of RSUs and LTIP Units under our annual LTI Programs, in each case as computed in accordance with the requirements of FASB ASC Topic 718 and the dollar value of Corporate ICP awards that, to the extent earned, will be settled in restricted stock in the year following the year in which the Corporate ICP award was granted under our annual Corporate Incentive Compensation Plans. See “Compensation Discussion & Analysis—2022 LTI Program” on page 52 for additional information regarding these awards.

The grant date fair value of the time-based RSUs is calculated by multiplying the closing price of our common stock as reported by the NYSE for the date of grant, by the applicable number of RSUs.
The grant date fair value of the portion of the performance-based LTIP Units granted in 2022 subject to performance conditions is computed based on a probable outcome assumption in accordance with the requirements of FASB ASC Topic 718. 60% of the LTIP Units are subject to a market condition through the application of a TSR modifier and, as such, a Monte Carlo simulation model is applied in the valuation of those units, assuming expected volatility of 35.68%, dividend yield of 5.34% and risk-fee rate of return of 4.6%.
(4)
Each NEO paid $0.25 per unit for each LTIP Unit.

(5)
The dollar amount earned in respect of the applicable Corporate ICP award will be converted into a number of shares of restricted stock with an equivalent value, determined by dividing the earned amount of the award by the average closing price of the Company’s common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2023; therefore, the number of restricted shares cannot practically be calculated at the time of such grant.

60 |investors.simon.com

Outstanding Equity Awards at 2022 Fiscal Year-End
	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)
David Simon	97,461	$11,449,719	109,457	$12,859,008
Brian J. McDade	23,940	$2,812,472	30,571	$3,591,481
Steven E. Fivel	23,398	$2,748,796	23,881	$2,805,540
John Rulli	23,398	$2,748,796	23,881	$2,805,540
Adam J. Reuille	11,276	$1,324,705	6,692	$786,176

(1)
Consists of the following earned LTIP Units, shares of restricted stock, and RSUs as of December 31, 2022:

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED(2)
David Simon	RSU (2022 Grant)(A)	17,197	$2,020,304
	RSU (2021 Grant)(A)	10,196	$1,197,826
	RSU (2020 Grant)(A)	46,344	$5,444,493
	2019 LTIP Units(B)	23,724	$2,787,096
Brian J. McDade	RSU (2022 Grant)(A)	3,845	$451,711
	RSU (2021 Grant)(A)	3,354	$394,028
	RSU (2020 Grant)(A)	11,586	$1,361,123
	2019 LTIP Units(B)	3,747	$440,198
	Restricted Stock (2020)(C)	1,408	$165,412
Steven E. Fivel	RSU (2022 Grant)(A)	2,884	$338,812
	RSU (2021 Grant)(A)	2,684	$315,316
	RSU (2020 Grant)(A)	11,586	$1,361,123
	2019 LTIP Units(B)	6,244	$733,545
John Rulli	RSU (2022 Grant)(A)	2,884	$338,812
	RSU (2021 Grant)(A)	2,684	$315,316
	RSU (2020 Grant)(A)	11,586	$1,361,123
	2019 LTIP Units(B)	6,244	$733,545
Adam J. Reuille	RSU (2022 Grant)(A)	962	$113,016
	RSU (2021 Grant)(A)	671	$78,829
	RSU (2020 Grant)(A)	5,793	$680,562
	2019 LTIP Units(B)	1,250	$146,850
	Restricted Stock (2020)(C)	704	$82,706
	Restricted Stock (2022)(C)	1,896	$222,742

(A)
The RSU (2022 Grant) to Mr. Simon will vest on March 18, 2025 and the RSU (2022 Grants) to Messrs. McDade, Fivel, Rulli, and Reuille will vest on March 11, 2025, subject to the applicable grantee’s continued service through the vesting date. The RSU (2021 Grant) will vest on March 1, 2024, subject to the grantee’s continued service through the vesting date. One-half of the RSU (2020 Grant) vested on January 1, 2023, and one-half will vest on January 1, 2024, subject to the grantee’s continued service through the vesting date.

(B)
The 2019 LTIP Units earned at the end of the three-year performance period ended on December 31, 2021 vested on January 1, 2023.

(C)
The Restricted Stock (2020) earned and settled under the 2019 Corporate ICP will vest on April 1, 2023, subject to the grantee’s continued service through the vesting date. Restricted Stock (2022)

2023 Proxy Statement| 61

earned and settled under the 2021 Corporate ICP will vest as to one-third of the underlying shares on April 1, 2023, and as remaining two-thirds of the underlying shares on April 1, 2024 and April 1, 2025, in equal amounts.
(2)
The amounts shown in this column are determined based on $117.48, the closing price of our common stock as reported by the NYSE for December 30, 2022. Each NEO paid $0.25 per unit for each LTIP Unit.

(3)
The amounts shown in this column consist of the following LTIP Units that have not been earned.

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)
David Simon	2022 LTIP Units(A)	51,590	$6,060,793
	2021 LTIP Units(B)	57,867	$6,798,215
Brian J. McDade	2022 LTIP Units(A)	11,535	$1,355,132
	2021 LTIP Units(B)	19,036	$2,236,349
Steven E. Fivel	2022 LTIP Units(A)	8,652	$1,016,437
	2021 LTIP Units(B)	15,229	$1,789,103
John Rulli	2022 LTIP Units(A)	8,652	$1,016,437
	2021 LTIP Units(B)	15,229	$1,789,103
Adam J. Reuille	2022 LTIP Units(A)	2,884	$338,812
	2021 LTIP Units(B)	3,808	$447,364

(A)
Consists of LTIP Units granted on March 11, 2022 and March 18, 2022, respectively. The performance period for the LTIP Units granted to our NEOs during 2022 will end on December 31, 2024. Once earned, the 2022 LTIP Units will vest on January 1, 2026, subject to the grantee’s continued service through such vesting date. With respect to the 2022 LTIP Unit awards, the number of units that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2022 (rather than the end of the actual performance period) was above the Target level of performance. Consequently, in accordance with SEC rules, the number of LTIP Units shown represents the number of LTIP Units that may be earned during the performance period based on maximum performance.

(B)
Consists of LTIP Units granted on March 1, 2021. The performance period for the LTIP Units granted to our NEOs during 2021 will end on December 31, 2023. Once earned, the 2022 LTIP Units will vest on January 1, 2025, subject to the grantee’s continued service through such vesting date. With respect to the 2021 LTIP Unit awards, the number of units that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2022 (rather than the end of the actual performance period) was above the Target level of performance. Consequently, in accordance with SEC rules, the number of LTIP Units shown represents the number of LTIP Units that may be earned during the performance period based on maximum performance.

62 |investors.simon.com

Option Exercises and Stock Vested in 2022(1)
STOCK AWARDS(2)
NAME (A)	NUMBER OF SHARES ACQUIRED ON VESTING (D)	VALUE REALIZED ON VESTING (E)
David Simon	29,175(3)	$4,661,290(4)
Brian J. McDade	8,514(5)	$1,304,386(7)
Steven E. Fivel	7,689(3)	$1,228,472(4)
John Rulli	7,689(3)	$1,228,472(4)
Adam J. Reuille	4,343(6)	$663,631(7)

(1)
None of our NEOs exercised any stock options in 2022.

(2)
Includes awards of restricted stock, RSUs and LTIP Units that vested during 2022.

(3)
For Mr. Simon, Mr. Fivel and Mr. Rulli, this represents shares of RSUs issued during 2020 which vested on January 1, 2022 and LTIP Units earned as part of the 2018-2019 LTI Plan which also vested on January 1, 2022. For Mr. Simon, there were 23,173 RSUs and 6,002 LTI units, and for Messrs. Fivel and Rulli, each had 5,794 RSUs vesting and 1,895 LTI Units vesting, all on January 1, 2022.

(4)
The value realized upon vesting of Mr. Simon, Mr. Fivel and Mr. Rulli’s vesting RSU grants and LTI units which vested is calculated by multiplying $159.77, the closing price of our common stock as reported by the NYSE for December 31, 2021, by the number of RSUs and LTI units that vested on January 1, 2022.

(5)
For Mr. McDade, includes 2,088 shares of restricted stock earned by Mr. McDade under the Company’s Corporate ICP in 2018 and 2019 which vested on April 1, 2022, and 5,794 of the RSUs issued in 2020 and 632 LTI units earned as part of the 2018-2019 LTI Plan each which vested on January 1, 2022.

(6)
For Mr. Reuille, includes 1,130 shares of restricted stock earned by Mr. Reuille under the Company’s Corporate ICP in 2018 and 2019 which vested on April 1, 2022, and 2,897 shares of RSUs issued in 2020 and 316 LTI units earned as part of the 2018-2019 LTI Plan each of which vested on January 1, 2022.

(7)
The value realized upon vesting of Mr. McDade and Mr. Reuille’s shares of restricted stock earned under the Corporate ICP in 2018 and 2019, is calculated by multiplying $133.00 the closing price of our common stock as reported by the NYSE for April 1, 2022, by the number of shares of restricted stock that vested on April 1, 2022, along with the value realized for the RSUs and LTI Units which by calculating vested on January 1, 2022 by the closing price of our common stock as of December 31, 2021 of  $159.77.

Nonqualified Deferred Compensation in 2022
NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FY (B)	REGISTRANT CONTRIBUTIONS IN LAST FY (C)	AGGREGATE EARNINGS (LOSSES) IN LAST FY(1) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS (E)	AGGREGATE BALANCE AT LAST FYE(2) (F)
David Simon	$0	$0	$0	$0	$0
Brian J. McDade	$0	$0	$0	$0	$0
Steven E. Fivel	$0	$0	$0	$0	$0
John Rulli	$0	$0	$(282,521)	$686,475	$970,391
Adam J. Reuille	$0	$0	$0	$0	$0

(1)
Aggregate earnings (losses) include dividends paid on, and appreciation of, shares of our common stock held in our deferred compensation plan.

(2)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table for each NEO other than Mr. Reuille for whom no amount has previously been reported as compensation in the Summary Compensation Table: Mr. David Simon—$0; Mr. McDade—$0, Mr. Fivel—$0; and Mr. Rulli—$0.

The assets of our deferred compensation plan are held in what is commonly referred to as a “rabbi trust” arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant’s elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the Committee or a change in control of the Company.

2023 Proxy Statement| 63

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.
Deferral elections are made by eligible executives each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 2019 Plan.
Executives may allocate their account balances among hypothetical investment options available under the deferral program, which vary depending upon the type of compensation being deferred.

64 |investors.simon.com

Estimated Post-Employment Payments Under Alternative Termination Scenarios
The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2022. We do not disclose payments or other benefits under our 401(k)-retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.
	VOLUNTARY RESIGNATION OR RETIREMENT(1)	TERMINATION BY THE COMPANY WITHOUT CAUSE	DEATH OR DISABILITY	CHANGE OF CONTROL	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON FOLLOWING CHANGE IN CONTROL
David Simon
Severance Payment(2)	$0	$384,615	$0	$0	$384,615
Restricted Stock/RSUs(3)	$0	$0	$8,662,623	$8,662,623	$8,662,623
Annual LTIP(4)	$0	$0	$8,647,823	$13,597,156	$13,597,156
2022 Annual Cash Incentive Compensation(5)	$0	$0	$3,750,000	$0	$3,750,000
TOTAL	$0	$384,615	$21,060,446	$22,259,779	$26,394,394
Brian J. McDade
Severance Payment(2)	$0	$178,698	$0	$0	$178,698
Restricted Stock/RSUs(3)	$0	$0	$2,372,274	$2,372,274	$2,372,274
Annual LTIP(4)	$0	$0	$2,227,604	$3,572,467	$3,572,467
2022 Annual Cash Incentive Compensation(5)	$0	$0	$700,000	$0	$700,000
TOTAL	$0	$178,698	$5,299,878	$5,944,741	$6,823,439
Steven E. Fivel
Severance Payment(2)	$0	$137,500	$0	$0	$137,500
Restricted Stock/RSUs(3)	$0	$0	$2,015,252	$2,015,252	$2,015,252
Annual LTIP(4)	$0	$0	$2,147,654	$3,193,580	$3,193,580
2022 Annual Cash Incentive Compensation(5)	$0	$0	$750,000	$0	$750,000
TOTAL	$0	$137,500	$4,912,906	$5,208,832	$6,096,332
John Rulli
Severance Payment(2)	$0	$200,000	$0	$0	$200,000
Restricted Stock/RSUs(3)	$0	$0	$2,015,252	$2,015,252	$2,015,252
Annual LTIP(4)	$0	$0	$2,147,654	$3,193,580	$3,193,580
2022 Annual Cash Incentive Compensation(5)	$0	$0	$750,000	$0	$750,000
TOTAL	$0	$200,000	$4,912,906	$5,208,832	$6,158,832
Adam J. Reuille
Severance Payment(2)	$0	$80,004	$0	$0	$80,004
Restricted Stock/RSUs(3)	$0	$0	$1,177,854	$1,177,854	$1,177,854
Annual LTIP(4)	$0	$0	$519,329	$818,383	$818,383
2022 Annual Cash Incentive Compensation(5)	$0	$0	$275,000	$0	$275,000
TOTAL	$0	$80,004	$1,972,183	$1,996,237	$2,351,241

2023 Proxy Statement| 65

(1)
The Compensation and Human Capital Committee may under certain circumstances, in connection with the retirement of a NEO, in its sole and absolute discretion, accelerate the vesting of some or all of the restricted stock, RSUs, or LTIP Units held by such NEO.

(2)
Determined by our current discretionary severance policy under which we may pay severance to full-time employees whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance for exempt employees is generally one week of pay for every year of service up to a maximum of sixteen weeks of pay. The Company generally pays severance as a lump sum; however, under certain circumstances it might make a severance payment in installments over a period of time.

(3)
Includes the unvested RSUs granted on December 28, 2020. Also, for Mr. McDade and Mr. Reuille includes the unvested shares of restricted stock earned under the Corporate ICP in 2020 and 2022. The value is based on a stock price of  $117.48, the closing price of our common stock as reported by the NYSE on December 30, 2022.

(4)
Death or Disability

With respect to death or disability, the amount represents the value of Annual LTIP Units held by the executive that would be deemed fully vested at the time of the applicable Valuation Date (as such term is defined in the applicable LTIP grant agreement) as if the death or disability had not occurred. Value is based on a stock price of  $117.48, the closing price of our common stock as reported by the NYSE for December 30, 2022, net of the purchase price of  $0.25 per unit. The award agreements provide the following benefits if the executive’s employment terminates due to death or disability prior to the applicable Valuation Date: (a) the calculation of whether any Annual LTIP Units have been earned will be deferred until the Valuation Date; (b) the number of Annual LTIP Units that would have been earned shall be adjusted on a pro rata basis to reflect the number of days such executive worked over the total days in the performance period; and (c) such earned Annual LTIP Units shall immediately be fully vested. If death or disability occurs after the applicable Valuation Date, any Annual LTIP Units that have been earned but not yet vested shall immediately become fully vested.
Change of Control
With respect to a change of control prior to the Valuation Date, the amount represents the value of Annual LTIP Units held by the executive that would become earned as a result of the change of control event. Value is based on a stock price of  $117.48, the closing price of our common stock as reported by the NYSE for December 30, 2022, net of the purchase price of  $0.25 per unit. The calculation of whether any Annual LTIP Units have been earned will take place at the time of the change of control. If the executive has any earned Annual LTIP Units prior to any change of control, the vesting schedule for such earned Annual LTIP Units shall not accelerate but instead remain subject to the vesting period that would otherwise be applicable after any Annual LTIP Units became earned in the ordinary course.
Termination without Cause or Due to Good Reason after a Change of Control
The award agreements provide the following benefits with respect to the Annual LTIP Units if, prior to the Valuation Date, there is a change of control of the Company and the executive is terminated without cause, they resign their employment for good reason, or the award is not continued, assumed or replaced: (a) the calculation of whether any Annual LTIP Units have been earned will take place at the time of the change of control; and (b) any Annual LTIP Units earned in connection with the change of control shall immediately become fully vested. If the executive has any earned Annual LTIP Units prior to any change of control, the vesting schedule for such earned Annual LTIP Units shall not accelerate unless the executive is terminated without cause, they resign their employment for good reason, or the award is not continued, assumed or replaced, in each case, at such time all of the executive’s earned Annual LTIP Units shall immediately become fully vested.
(5)
We paid our 2022 bonuses in 2023. Our Annual Cash Incentive Compensation program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the Committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control.

66 |investors.simon.com

2022 PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act and in accordance with Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the total annual compensation of Mr. David Simon, our Chief Executive Officer, to the total annual compensation of our median compensated employee within our worldwide workforce. To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are in Indianapolis, Indiana. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations. As of December 31, 2022, we owned or held an interest in 196 income producing properties in 37 states and Puerto Rico. We also own an 80% noncontrolling interest in TRG, which has an interest in 24 regional, super-regional, and outlet malls in the U.S. and Asia. Internationally, as of December 31, 2022, we had ownership interests in 34 Premium Outlets and Designer Outlet properties primarily located in Asia, Europe and Canada. Notwithstanding our international properties, fewer than 5% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.
Identification of Median Employee
There have not been any material changes to the Company’s employee population or compensation arrangements during 2022 that we believe would significantly impact this year’s pay ratio disclosure. Accordingly, as permitted by SEC executive compensation disclosure rules, we are electing to use the same median employee as was used for purposes of our 2020 pay ratio disclosure.
In calculating the Company’s 2020 pay ratio we selected October 1, 2020, as the date on which to determine our median employee. As of that date, we had approximately 3,200 employees, of which twenty-five were located outside of the U.S. To determine our median employee, we considered employees who were employed by the Company or any of its wholly owned or consolidated subsidiaries on October 1, 2020, whether the employees were full-time, part-time, seasonal, or temporary. Because fewer than 5% of our employees were international employees as of October 1, 2020, we excluded our international workforce, which at that time consisted of fourteen employees in Canada, nine employees in Luxembourg, one employee in France, and one employee in Hong Kong.
For purposes of calculating the compensation of our employees to determine the median employee we measured compensation using the 12-month period ending December 31, 2020, and used a consistently applied compensation measure that consists of the elements described below:
•
Salary: Including base salary, pay for time worked, premium pay (e.g., overtime), and differentials (e.g., holiday worked).

•
Bonus: Including variable pay such as annual bonuses, spot bonuses, and commissions.

In determining the total annual compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of the NEOs.
Consistent with applicable SEC rules, notwithstanding the Company’s acquisition of 80% of TRG in 2020, the Company has not included employees of TRG in determining the Company’s median employee.

2023 Proxy Statement| 67

2022 Pay Ratio
For 2022, our last completed fiscal year, the Company has made the following calculations in accordance with the rules of the SEC:
•
The total annual compensation of our median employee, who is an administrative assistant located at our headquarters in Indianapolis, IN, other than our CEO, was $66,313.

•
Our CEO’s total annual compensation, as reported in the “Total” column of the 2022 Summary Compensation Table, was $35,667,783.

Based on this information, the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee is estimated to be 538 to 1.
We believe that this pay ratio reflects a reasonable estimate consistent with SEC rules based on the methodology we described above. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.
The total compensation of our CEO, less the OPI Incentive paid in 2022, was $11,417,783, which results in a ratio to our median employee of 172 to 1.

68 |investors.simon.com

EQUITY COMPENSATION PLAN
INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2022.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity compensation plans approved by security holders(1)	293,942(2)	$0	6,994,594(3)
Equity compensation plans not approved by security holders	0	$0	0
TOTAL	293,942	$0	6,994,594

(1)
Consists of the 2019 Plan, which was approved by shareholders at the 2019 Annual Meeting held on May 8, 2019.

(2)
Includes RSUs. Excluded are the outstanding LTIP Units. These are excluded because, although the LTIP Units are exchangeable for shares of the Company’s common stock on a one-for-one basis, or cash, such selection is in the Company’s sole discretion.

(3)
The 2019 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock, RSUs, common stock, and performance units, including LTIP Units.

2023 Proxy Statement| 69

PAY VERSUS PERFORMANCE

The following tables set forth information concerning the compensation of our NEOs and our financial performance for the fiscal years ended December 31, 2022, 2021 and 2020.
Year	Summary Compensation Table Total for principal executive officer (“PEO”) ($)	Compensation Actually Paid to PEO ($)(1)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Comparable FFO per share ($)(7)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2022	35,667,783	30,033,524	5,554,461	3,975,022	94	99	2,452,385	11.87
2021	10,475,192	24,351,704	2,512,245	5,414,809	120	114	2,568,707	11.44
2020	8,966,782	2,540,434	2,269,543	1,128,430	61	75	1,277,324	9.11
(1)
Compensation Actually Paid to our PEO represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

Year	PEO Reported SCT Total $	Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT for the Applicable Fiscal Year $	Equity Award Adjustments		Increased based on Dividends or other Earnings Paid during Applicable FY prior to Vesting Date $	Compensation Actually Paid to PEO $
			Increase based on ASC 718 FV of Awards Granted in the Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End $	Change in FV of Awards Granted in Prior FY that were Outstanding and Unvested as of Applicable FY End determined based on change in ASC 718 FV from Prior FY End to Applicable FY End $
2022	35,667,783	6,264,867	6,015,021	-5,983,417	599,004	30,033,524
2021	10,475,192	5,458,550	11,239,534	7,526,446	569,082	24,351,704
2020	8,966,782	5,942,313	5,928,410	-6,526,985	114,540	2,540,434
(2)
Compensation Actually Paid to our non-PEO NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

70 |investors.simon.com

			Average Equity Award Adjustments
Year	Average non-PEO NEO Reported SCT Total $	Deduction for Amounts Reported in the “Stock Awards” and “Option Awards” Columns in the SCT for the Applicable Fiscal Year $	Increase based on ASC 718 Fair Value of Awards Granted in the Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End $	Change in FV of Awards Granted in Prior FY that were Outstanding and Unvested as of Applicable FY End determined based on change in ASC 718 FV from Prior FY End to Applicable FY End $	Change in FV of Awards Granted in Prior FY that Vested in the Applicable FY, determined based on change in ASC 718 FV from Prior FY End to Vesting Date $	Increased based on Dividends or other Earnings Paid during Applicable FY prior to Vesting Date $	Average Compensation Actually Paid to non-PEO NEOs $
2022	5,554,461	1,394,324	980,385	-1,252,217	-21,541	108,258	3,975,022
2021	2,512,245	1,301,865	2,680,699	1,377,160	37,789	108,781	5,414,809
2020	2,269,543	1,238,049	1,415,307	-1,275,325	-70,834	27,789	1,128,430
(3)
NEOs include the following individuals:

Year	PEO	Non-PEO NEOs
2022	David Simon	Brian McDade, Steven Fivel, John Rulli, Adam Reuille
2021	David Simon	Brian McDade, Steven Fivel, John Rulli, Alexander Snyder
2020	David Simon	Brian McDade, Steven Fivel, John Rulli, Alexander Snyder

(4)
To determine the year-end fair values used in the Compensation Actually Paid calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year end date.

(5)
Calculated in the same manner as required under Item 201(e) of Reg S-K, measuring the TSR from the market close on the last trading day before the earliest fiscal year in table through and including the end of the fiscal year for which TSR is calculated.

(6)
For the relevant fiscal year, the peer group TSR represents the cumulative TSR of the FTSE NAREIT Retail Index. This is a new index that we have decided to include on the Total Return Performance chart on page XIII of our 2022 Annual Report that is more representative of companies of a similar business profile and performance in the commercial real estate sector.

(7)
Comparable FFO per share is a non-GAAP financial measure. For a reconciliation of consolidated net income to comparable FFO, refer to the section titled “Non-GAAP Measures” on page 75 of our Form 10-K for the year ended December 31, 2022.

Tabular List
The table below represents the most important financial performance measures used by the Company to link compensation actually paid to our NEOs to Company performance for fiscal year ended December 31, 2022, as discussed further in our Compensation Discussion and Analysis.

Comparable FFO per share (growth)
EBITDA
Absolute TSR

2023 Proxy Statement| 71

Depiction of Compensation Actually Paid and Company Performance
The graphs below provide an illustration of the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, and (i) Company TSR and Peer Group TSR, (ii) GAAP Net Income, and (iii) Comparable FFO per share, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of  $100, and that all dividends were reinvested.

Compensation Actually Paid vs Company and Total Shareholder Return and Peer Group Shareholder Return
Compensation Actually Paid ($000)
35,000
30,000
25,000
20,000
15,000
10,000
5,000
00
Total Shareholder Return
150
125
100
75
50
25
0
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Shareholder Return

72 |investors.simon.com

Compensation Actually Paid vs
Net Income
Compensation Actually Paid ($000)
35,000
30,000
25,000
20,000
15,000
10,000
5,000
00
Net Income ($)
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid vs Comparable FFO per share

35,000
30,000
25,000
20,000
15,000
10,000
5,000
00
Compensation Actually Paid ($000)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Comparable FFO per share ($)
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Comparable FFO per share

2023 Proxy Statement| 73

ASSESSMENT OF COMPENSATION-RELATED
RISKS

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the Annual Cash Incentive Compensation Program and our long-term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels.
The Compensation and Human Capital Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the Compensation and Human Capital Committee utilizes the services of its independent compensation consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the Compensation and Human Capital Committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the Compensation and Human Capital Committee also considers senior management’s assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:
•
Our compensation mix is generally designed in large part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) individual performance components, (iv) time-vested equity components, and (v) performance-based incentive opportunities that may be realized in the future.

•
Our policies and programs are intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•
Our overall compensation is maintained at levels that are competitive with the market.

•
Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

•
The Compensation and Human Capital Committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of the Company and our shareholders.

•
All LTIP unit, RSU awards, and restricted stock contain “double trigger” change of control provisions.

•
All award agreements we have entered into with executive officers contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, the Compensation and Human Capital Committee believes that our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

74 |investors.simon.com

PROPOSAL 3: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2023. Shareholders have the opportunity to ratify that selection in an advisory vote.
The Report of the Audit Committee, which follows this proposal, contains information on the amount of fees paid to EY during 2022 and 2021. Representatives of EY will be present at the 2023 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.
If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.
THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

2023 Proxy Statement| 75

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the qualifications, performance and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditor and the Company’s compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company’s independent registered public accounting firm as well as approve their compensation. In addition, we have responsibility to oversee them. The Audit Committee operates under a written charter adopted by the Board which can be found on our website at committeecomposition.simon.com. The Audit Committee currently has five members and the Board has determined that each is a financial expert in accordance with the rules adopted by the SEC. The Board has also determined that each of the members of the Audit Committee is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.
We held nine meetings during 2022. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company’s internal auditor, and its independent registered public accounting firm, EY.
We discussed with the Company’s internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard 2201, An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.
We discussed with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management processes. During the course of 2022, we received a report from management on the state of the Company’s cyber preparedness program as well as reports on various information technology investments, including their impact improving the Company’s cybersecurity posture.
We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022 with management, the internal auditor and EY. We reviewed EY’s report on our financial statements, which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the

76 |investors.simon.com

United States. We reviewed and discussed with management, the internal auditor and EY management’s report on the effectiveness of internal controls over financial reporting and EY’s report on internal controls over financial reporting. We also discussed with management and the internal auditor the process used to support certifications by the Company’s CEO and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the processes used to support management’s report on the Company’s internal control over financial reporting.
We also discussed with EY all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, we discussed with EY and management the PCAOB’s Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, and EY’s process for identifying critical audit matters for the Company.
We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor’s communications with us concerning independence, and we discussed with EY the independence of that firm.
When analyzing EY’s independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company’s consolidated financial statements, including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company’s quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such non-audit services by EY in the past year has not jeopardized EY’s independence.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
The Audit Committee has also selected EY as the Company’s independent registered public accounting firm for the year ended December 31, 2023, based on our belief that it is in the best interest of the Company and the shareholders, and will present the selection to the shareholders for ratification at the meeting. In connection with this decision, the Audit Committee assessed the independent auditor’s performance. This assessment examined three primary criteria: (1) the independent auditor’s qualifications and experience; (2) the communication and interactions with the independent auditor over the course of the year; and (3) the independent auditor’s independence, objectivity, and professional skepticism. These criteria were discussed with management during a private session, as well as in executive session.
EY has served as the Company’s auditor since 2002. We would also like to note, that commencing with the 2022 audit, a new lead audit partner was appointed. This partner was identified after extensive discussions among management, the Audit Committee members and EY and we provided an update to the Board.

2023 Proxy Statement| 77

We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. Any approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made. The Company has incurred the fees set forth below for services provided by EY, as the independent registered public accounting firm of the Company and the Operating Partnership, and for the services provided to our managed consolidated and joint venture properties and our consolidated non-managed properties. The Audit Committee has final approval with respect to the amount of these fees. EY has advised us that it has billed or will bill these indicated amounts for the following categories of services for the years ended December 31, 2022 and 2021, respectively:
	2022	2021
Audit Fees(1)	$4,716,000	$5,444,000
Audit-Related Fees(2)	$5,280,000	$4,890,000
Tax Fees(3)	$464,000	$276,000
All Other Fees	$0	$0

(1)
Audit Fees include fees for the audits of the financial statements and the effectiveness of internal controls over financial reporting and quarterly reviews for us and the Operating Partnership and services associated with the related SEC registration statements, periodic reports, and other documents issued in connection with securities offerings and varies based on our capital markets and transaction activities.

(2)
Audit-Related Fees include audits of individual or portfolios of properties and schedules to comply with lender, joint venture partner or contract requirements, services related to pre-implementation reviews of certain information technology applications, audit services related to our employee benefit plan, and due diligence services for our managed consolidated and joint venture entities and our consolidated non-managed entities. Our share of these Audit-Related Fees was approximately 60% and 57% in 2022 and 2021, respectively.

(3)
Tax Fees include fees for international and other tax consulting services, tax due diligence, and tax return compliance services associated with the tax returns for certain managed joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees was approximately 81% and 71% in 2022 and 2021, respectively.

The Audit Committee:
J. Albert Smith, Jr., Chairman
Larry C. Glasscock
Reuben S. Leibowitz
Stefan M. Selig
Marta R. Stewart

78 |investors.simon.com

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION
ADVISORY VOTES

We are requesting shareholders to express their preference on the frequency of future advisory votes on our executive compensation pursuant to Section 14A of the Exchange Act. Shareholders may indicate whether we should hold future advisory votes on executive compensation every (a) one year, (b) two years, or (c) three years. The next time we will be required to conduct a vote similar to the one on this proposal will be in connection with the 2029 annual meeting of shareholders.
After careful consideration, the Board recommends that we hold future advisory votes on executive compensation every year. We believe that this frequency is appropriate for us for a number of reasons, including:
•
Our Compensation and Human Capital Committee makes key executive compensation decisions every year.

•
Our current practice of annual votes provides us with input from our shareholders that is a more current reflection of their sentiment than the alternatives.

•
We prepare a Compensation Discussion and Analysis on an annual basis and much of the focus of that discussion is on compensation for the preceding year.

•
We have a large institutional investor base made up of many shareholders and advisors who have expressed a preference for annual “say-on-pay” votes.

•
The vast majority of similarly situated companies have adopted this frequency.

As an advisory vote, this proposal will not be binding upon the Board or us; however, we expect that the Board will consider the outcome of the vote when determining how often to hold future advisory votes on our executive compensation.
The proxy card provides shareholders with four choices (every one, two, or three years, or abstain). Shareholders are not voting to approve or disapprove the Board’s recommendation.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “ONE YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES.

2023 Proxy Statement| 79

SUSTAINABILITY

At Simon, we define and implement sustainability, including Environmental, Social & Governance (ESG) and DEI initiatives into our business; from how we plan, develop, and operate our properties, to how we do business with our customers, engage with our communities, and create a healthy, safe, productive, and positive work environment for our employees. Our sustainability framework focuses on four key areas: Customers, Communities, Environment, and Employees. The allocation of responsibility for these matters is divided among the Board and each of its committees as described below.
In 2021, the Board initiated a comprehensive review, led by the Governance and Nominating Committee, of the oversight of ESG matters at the Company, in particular looking at the allocation of responsibilities among the Board and each of the Board’s committees. As part of this process, the Company also reviewed its DEI efforts. In connection with this review the committee formerly known as the Compensation Committee renamed itself the Compensation and Human Capital Committee when it amended its charter to explicitly set forth its ESG and DEI responsibilities. The allocation of ESG oversight responsibility among the Board’s committees is set forth in their respective charters located on our website at committeecomposition.simon.com. Each of the Board’s committees is tasked with monitoring the elements of ESG and DEI for which it is responsible and regularly reporting to and advising the Board on these matters.
AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE
• Oversee and discuss with management the Company’s annual disclosure of its sustainability, including ESG matters and efforts in the form of an annual sustainability report.
•
Oversee human capital management, including but not limited to management succession planning, DEI, and talent development.

•
Periodically review and make recommendations to the Board, as appropriate, with respect to certain of the Company’s human capital management strategies and policies, including with respect to matters such as DEI, management succession planning, workplace environment and culture, and talent recruitment, development and retention.

•
Assist the Board in reviewing and overseeing the Company’s policies relating to sustainability, including ESG matters (except as may be specifically retained by the Board or delegated to other Board committees).

•
Assist and generally advise the Board on ESG matters, including overseeing the Company’s ESG strategy and related goals and policies, and periodically review with management the Company’s progress towards the achievement of such strategy and goals.

FOR ADDITIONAL INFORMATION ABOUT THE COMPANY’S SUSTAINABILITY EFFORTS, PLEASE VIEW OUR SUSTAINABILITY REPORT ON THE COMPANY’S WEBSITE, BY VISITING SUSTAINABILITY.SIMON.COM.
For the avoidance of doubt, neither our Sustainability Report nor any disclosures included on our corporate website are incorporated by reference into this Proxy Statement or otherwise included herein.

80 |investors.simon.com

ADDITIONAL INFORMATION

Annual Report
Our Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2022, including financial statements audited by EY, our independent registered public accounting firm, and EY’s report thereon) is available to our shareholders on the Internet as described in the Notice. In addition, a copy of our Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Annual Report is also available and may be accessed free of charge at annualreports.simon.com and is filed by us electronically with the SEC and available at its website, www.sec.gov.
Shareholder Proposals at our 2024 Annual Meeting
Rule 14a-8 Shareholder Proposals
To be considered for inclusion in the proxy materials for the 2024 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204, by the close of business on November 25, 2023. For any such proposal to be considered for inclusion, it should be delivered by U.S. Postal Service Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery). If the date of such meeting is changed by more than 30 days from May 4, 2024, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.
Shareholder Proposals or Other Business Outside of the Rule 14a-8 Process
The Company’s By-Laws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in the Company’s Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company’s By-Laws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2024 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 by the close of business on January 5, 2024. If the date of the 2024 annual meeting of shareholders is changed by more than 30 days from May 4, 2024, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2024 annual meeting of shareholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.
Proxy Access
The Company’s By-Laws also establish a proxy access provision for shareholders who wish to include director nominees in the Company’s proxy statement. Pursuant to our By-Laws, a shareholder, or a group of

2023 Proxy Statement| 81

up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for the last three years, is able to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the common shareholders are entitled to elect, provided that the shareholders and nominees satisfy the other requirements in our By-Laws, including that timely notice of such director nomination is provided.
To be timely for the 2024 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 not later than November 25, 2023 nor earlier than October 26, 2023. If the date of the 2024 annual meeting of shareholders is changed more than 30 days from May 4, 2024, the notice must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. For more information on our proxy access provision, see the section of this Proxy Statement titled “Corporate Governance of the Company—Policies on Corporate Governance” on page 8.
In addition to satisfying the applicable requirements in the Company’s By-Laws, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2024.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual meeting of shareholders.
Where You Can Find More Information
We are subject to the informational requirements of the Exchange Act and thus file periodic reports and other information with the SEC. These reports and other information are filed by us electronically with the SEC and are available at its website, www.sec.gov.
Incorporation By Reference
To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement, titled, “Compensation and Human Capital Committee Report” and “Report of the Audit Committee” should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

82 |investors.simon.com

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Who is Eligible to Vote?
You are eligible to vote on all matters presented to the shareholders at the meeting if you own shares of our common stock, par value $.0001 per share, at the close of business on the Record Date.
All of the Class B common stock is subject to voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common stock.
How Many Shares May Vote at the Meeting?
On the Record Date, there were outstanding 326,731,666 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 326,739,666 shares are entitled to vote (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to shareholders at the meeting.
How Many Shares Must Be Present to Hold the Meeting?
The presence at the meeting, in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 163,369,834 voting shares, will constitute a quorum for the transaction of business. Physical presence at the 2023 Annual Meeting, presence by proxy, abstentions and “broker non-votes” will each be considered “present” at the 2023 Annual Meeting and will be counted towards determining whether or not a quorum exists.
How Do I Vote My Shares Before the Annual Meeting?
Shareholders are encouraged to vote prior to the 2023 Annual Meeting by telephone, Internet, mail or mobile device per the instructions on the proxy card they previously received.
Shareholders of Record:
If you are a “shareholder of record,” you have several choices. You can vote your shares by proxy:
•
By telephone by dialing toll free 1-800-690-6903;

•
Via the Internet by visiting www.proxyvote.com;

•
By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials; or

• Via mobile device by scanning the QR Code
Beneficial Owners of Shares held in Street Name.
If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” Most individual shareholders are beneficial owners of shares held in street name. As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares and can follow the instructions on the voting instructions or the organization at which your shares are held will provide you with materials and instructions for voting your shares. Your broker is not allowed to vote your shares without instruction except for certain matters.

2023 Proxy Statement| 83

Can I Vote My Shares During The Meeting?
If you are a “shareholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the meeting.
Shareholders that have voted prior to the 2023 Annual Meeting do not need to vote again at the meeting.
Admission Requirements—What Do I Need to do to Attend the 2023 Annual Meeting?
Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned Company common stock as of the close of business on the Record Date are entitled to attend the meeting.
If your shares are registered in your name and you owned Company common stock as of the close of business on the Record Date you only need to provide some form of government-issued photo identification for admission.
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the Record Date, and provide some form of government-issued photo identification.
Will I Be Able to Ask Questions During the 2023 Annual Meeting?
You will be able to submit questions during the 2023 Annual Meeting, however, just as has always been the case with the Company’s prior in-person and virtual annual meetings, all questions will be subject to time restrictions and the length of time scheduled for the 2023 Annual Meeting.
We will answer appropriate questions on any matters in the Agenda to be voted on by the shareholders at the 2023 Annual Meeting before the voting is closed and other general questions from shareholders regarding the Company, as time permits.
Shareholder questions will be welcome, but conducting the business set out in the Agenda for the benefit of all shareholders will be paramount. The Company does not intend to address any questions that the Chairman or Corporate Secretary believe are not appropriate in their sole and absolute discretion.
What Vote Is Required to Approve Each Proposal?
All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

84 |investors.simon.com

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY
1	Elect the ten (10) independent director nominees named in this Proxy Statement	More votes FOR than AGAINST. Under our By-Laws, for purposes of this proposal, a “majority of votes cast” means more votes cast FOR than AGAINST.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.
2	Advisory vote to approve the compensation of our Named Executive Officers	Affirmative vote of the majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.
3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	Affirmative vote of the majority of votes cast.	Abstentions will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard. We do not expect there to be any broker non-votes with respect to this proposal, as brokers are entitled to vote on the ratification of independent registered accounting firms.
4	Advisory vote on the frequency of executive compensation advisory votes	Frequency receiving the greatest number of votes (i.e., every one, two, or three years) will be considered the recommendation of the shareholders.	Abstentions and broker non-votes will not impact the outcome of this proposal.
The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all director nominees and FOR Proposals 2 and 3 and ONE YEAR for Proposal 4 as the frequency of the executive compensation advisory votes.
What Are Broker Non-Votes?
A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. When brokers have not received voting instructions from their customers, the NYSE only permits brokers to vote their customers’ stock held in street name on routine matters. Proposal 3, the ratification of the independent registered public accounting firm, is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions; however, certain brokers will not vote on such matters, unless they have received voting instructions. All other proposals are non-routine matters. For purposes of determining the outcome of any proposal requiring the majority of votes cast to which the broker has physically indicated on the proxy that it does not have, or chooses not to exercise, discretionary authority to vote, if allowed, these shares will not be counted as votes cast and will have no effect on the result of the vote, even though those shares are considered entitled to vote for quorum purposes.

2023 Proxy Statement| 85

What Are the Board’s Recommendations on How I Should Vote My Shares?
The Board recommends that you vote your shares as follows:
•	Proposal 1:	FOR the election of all ten (10) independent director nominees named in this Proxy Statement.
•	Proposal 2:	FOR the advisory vote to approve the compensation of our Named Executive Officers.
•	Proposal 3:	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
•	Proposal 4:	FOR the frequency of future executive compensation advisory votes to be 1 YEAR.
How Would My Shares Be Voted If I Do Not Specify How They Should Be Voted?
If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:
•	Proposal 1:	FOR the election of all ten (10) independent director nominees named in this Proxy Statement.
•	Proposal 2:	FOR the advisory vote to approve the compensation of our Named Executive Officers.
•	Proposal 3:	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
•	Proposal 4:	FOR the frequency of future executive compensation advisory votes to be 1 YEAR.
Why Did I Receive More Than One Notice Or Proxy Card?
You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.
Can I Change My Mind After I Have Mailed in My Proxy Card?
Yes, you can revoke your proxy at any time before voting is closed during the 2023 Annual Meeting. You may revoke your proxy by doing one of the following:
•
By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the 2023 Annual Meeting, stating that you revoke your proxy;

•
By signing a later-dated proxy card and submitting it so that it is received prior to the 2023 Annual Meeting in accordance with the instructions included in the proxy card(s);

•
By submitting a later-dated proxy over the Internet in accordance with the instructions on the Internet voting website; or

•
By attending the 2023 Annual Meeting and voting your shares in person. Please see “Admission Requirements—What Do I Need to do to Attend the 2023 Annual Meeting?” on Page 84 and “Can I Vote My Shares During the Meeting?” on page 84 for more information.

If your proxy is not revoked, we will vote it at the 2023 Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the Internet, as indicated on the submission.

86 |investors.simon.com

What Happens If Additional Matters Are Presented at the Annual Meeting?
We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2023 Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.
Who Will Count the Votes?
Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be monitoring the voting during the 2023 Annual Meeting.
How Can I Review the List of Shareholders Entitled to Vote at the Annual Meeting?
A list of shareholders entitled to vote at the meeting will be available for ten days prior to the 2023 Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Daylight Time, at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you were a shareholder on the Record Date, and would like to view the shareholder list, please contact our Secretary to schedule an appointment.
Who Pays the Cost of this Proxy Solicitation?
The Company will pay the cost of soliciting proxies in connection with this Proxy Statement, including the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson LLC to assist in the solicitation of proxies. We will pay Georgeson LLC a base fee of  $21,000 for its proxy solicitation services.
Is This Proxy Statement the Only Way That Proxies Are Being Solicited?
Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

2023 Proxy Statement| 87

How Do I Sign Up for Electronic Delivery of Proxy Materials?
On the Internet, visit www.proxyvote.com with your proxy card, which contains your control number, in hand, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years. The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery. The Simon Youth Foundation is a national 501(c)(3) nonprofit committed to helping students graduate by partnering with public school districts to help curb the dropout epidemic and awarding scholarships to students.
Where Do I Find Reconciliation of Non-GAAP Terms to GAAP Terms?
FFO, comparable FFO, diluted FFO per share, and comparable FFO per share are non-GAAP financial measures that we believe provide useful information to investors. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 59 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a definition and reconciliation of FFO to consolidated net income and diluted FFO per share and comparable FFO per share to net income per share.
Our beneficial interest of combined NOI is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 59 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a definition and reconciliation of NOI to consolidated net income and set forth the computations of our beneficial interest of combined NOI and the components thereof.
ATTEND OUR ANNUAL MEETING

W MICHIGAN ST
E MICHIGAN ST
MASS AVE
IUPUI
INDIANA AVE
N ILLINOIS ST
N MERIDIAN ST
N PENNSYLVANIA ST
N DELAWARE ST
E VERMONT ST
W NEW YORK ST
E NEW YORK ST
MILITARY PARK
W OHIO ST
N CAPITOL AVE
W OHIO ST
N WEST ST
E MARKET ST
N EAST ST
W WASHINGTON ST
E WASHINGTON ST
W WASHINGTON ST
S WEST ST
DOWNTOWN INDIANAPOLIS
W MARYLAND ST
INDIANA CONVENTION CENTER
VIRGINIA AVE
W GEORGIA ST
S MISSOURI ST
S MERIDIAN ST
S PENNSYLVANIA ST
S DELAWARE ST
S EAST ST
E SOUTH ST

Date and Time:	May 4, 2023 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 15, 2023
Will the Meeting be Accessible to Disabled Persons?
Our corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

88 |investors.simon.com

SIMON PROPERTY GROUP, INC.225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 3, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1.Election of DirectorsNominees1A Glyn F. Aeppel The Board of Directors recommends you vote FORproposals 2 and 3.ForAgainst Abstain 1B Larry C. Glasscock 1C Allan Hubbard1D Reuben S. Leibowitz1E Randall J. Lewis 2.Advisory Vote to Approve the Compensation of our Named Executive Officers.3.Ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2023.The Board of Directors recommends you 000000 vote 1 YEAR on the following proposal:1 year 2 years 3 years Abstain 1F Gary M. Rodkin1G Peggy Fang Roe 4.Advisory Vote on the frequency of executive compensation advisory votes.NOTE: Other business as may properly come before 0000 1H Stefan M. Selig1I Daniel C. Smith, Ph.D. 1J Marta R. Stewart the meeting or any adjournments or postponements of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com SIMON PROPERTY GROUP, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2023The shareholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Daylight Time, on May 4, 2023, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA 46204, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL TEN NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "1 YEAR" FOR PROPOSAL 4. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY